Exhibit 99.3

RISK FACTORS

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of Nextdoor, Inc. and its subsidiaries prior to the consummation of the Business Combination, which will be the business of New Nextdoor and its subsidiaries following the consummation of the Business Combination. The risk factors below have been prepared solely for purposes of the private placement transaction, and solely for potential private placement investors, and not for any other purpose. You should carefully consider these risks and uncertainties, together with the information in the Company’s consolidated financial statements and related notes, and should carry out your own diligence and consult with your own financial and legal advisors concerning the risks and suitability of an investment in this offering before making an investment decision. Risks relating to the business of the Company will be disclosed in future documents filed or furnished by the Company and Khosla Ventures Acquisition Co. II (“KVSB”) with the U.S. Securities and Exchange Commission (“SEC”), including the documents filed or furnished in connection with the proposed transactions between the Company and KVSB. The risks presented in such filings will be consistent with those that would be required for a public company in its SEC filings, including with respect to the business and securities of the Company and KVSB and the proposed transactions between the Company and KVSB, and may differ significantly from, and be more extensive than, those presented below.

Risks Related to Nextdoor’s Business and Industry Following the Business Combination.

Nextdoor has a limited operating history at the current scale of its business and is still scaling up its monetization efforts, which makes it difficult to evaluate its current business and future prospects, and there is no assurance it will be able to scale its business for future growth.

Nextdoor commenced operating the Nextdoor platform in 2011, and began supporting the platform with advertising in 2016. Nextdoor’s limited operating history at the current scale of its business may make it difficult to evaluate its current business and future prospects. Nextdoor has encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly evolving industries, including challenges in accurate financial planning and forecasting, increasing competition and expenses as Nextdoor continues to grow its business, and Nextdoor’s ability to achieve market acceptance of its platform and attract, engage and retain users, who Nextdoor calls “neighbors” (which includes individuals) and organizations (which includes businesses and public services, including paying customers such as advertisers). You should consider Nextdoor’s business and prospects in light of the risks and difficulties that it may encounter as a business with a limited operating history. Nextdoor cannot ensure that it will be successful in addressing these and other challenges Nextdoor may face in the future, and Nextdoor’s business, operating results, and financial condition may be adversely affected if it does not manage these risks successfully. Nextdoor may not be able to maintain its current rate of growth, which is a risk characteristic often shared by companies with limited operating histories participating in rapidly evolving industries.

Additionally, Nextdoor is still in the early stages of monetizing its platform. Nextdoor’s growth strategy depends on, among other things, increasing neighbors on the network, increasing engagement, developing new and improving existing products for neighbors and organizations, attracting more advertisers (including expanding its sales efforts to reach advertisers in additional international markets), scaling its business with existing advertisers, and delivering targeted advertisements based on neighbors’ personal taste and interests. There can be no assurance that Nextdoor will successfully increase monetization on its platform or that it will sustain or increase the current growth rate of its revenue.

Nextdoor currently generates substantially all of its revenue from advertising. If advertisers reduce or eliminate their spending with Nextdoor, Nextdoor’s business, operating results, and financial condition would be adversely impacted.

Substantially all of Nextdoor’s revenue is currently generated from the sales of advertising on its platform in the form of online display advertisements, which include sponsored posts, local deals, and neighborhood sponsorships. Nextdoor’s advertisers typically do not have long-term advertising spend commitments with Nextdoor. Many of Nextdoor’s advertisers spend only a relatively small portion of their overall advertising budget with Nextdoor. In addition, advertisers may view some of the features on Nextdoor’s platform as experimental and unproven. Advertisers will not continue to do business with Nextdoor, or they will reduce the prices they are willing to pay to advertise with Nextdoor, if Nextdoor does not deliver advertisements in an effective manner, or if advertisers do not believe that their investment in advertising with Nextdoor will generate a competitive return relative to alternatives. Nextdoor’s ability to attract and retain advertisers, and ultimately generate revenue, may be adversely affected by a number of factors, including but not limited to:

•	decreases in neighbor and advertiser engagement on the platform;

•	slower than anticipated growth in, or lack of growth or decreases in, the number of neighbors on the platform;

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platform changes (such as the migration to Nextdoor’s proprietary ad server) or inventory management decisions that change the size, format, frequency, or relative prominence of advertisements displayed on the platform;

•	competitors offering more attractive pricing for advertisements than Nextdoor is unable or unwilling to match;

•	a decrease in the quantity or quality of advertisements shown to neighbors;

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changes to third-party policies or applications that limit Nextdoor’s ability to deliver, target, or measure the effectiveness of advertising, including changes by mobile operating system and browser providers such as Apple and Google;

•	changes to demographics of Nextdoor’s neighbors that make Nextdoor less attractive to advertisers;

•	neighbors that upload content or take other actions that are deemed to be hostile, inappropriate, illicit, objectionable, illegal, or otherwise not consistent with the brand of Nextdoor’s advertisers;

•	adverse government actions or legislative, regulatory, or other legal developments;

•	neighbor behavior or changes to the platform that may affect, among other things, the safety and security of other neighbors or the cultivation of a positive and inclusive online community;

•	adverse media reports or other negative publicity involving Nextdoor;

•	Nextdoor implementing or enforcing policies, such as advertising policies, community guidelines, and other terms or service that are perceived negatively by advertisers;

•	Nextdoor’s ability to develop and improve its products for advertisers;

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limitations in, or reductions to, the availability, accuracy, utility, and security of analytics and measurement solutions offered by Nextdoor or third parties that are intended to demonstrate the value of Nextdoor’s advertisements to advertisers;

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changes to Nextdoor’s data privacy practices that affect the type or manner of advertising that Nextdoor is able to provide, including as a result of changes to laws, regulations or regulatory actions, such as the European General Data Protection Regulation (“GDPR”), European ePrivacy Directive, UK General Data Protection Regulation (“UK GDPR”), UK Data Protection Act 2018, California Consumer Privacy Act (“CCPA”), the California Privacy Rights Act (“CPRA”) or changes to third-party policies; and

•	the impact of macroeconomic conditions, whether in the advertising industry in general, among specific types of advertisers or within particular geographies.

From time to time, certain of these factors have adversely affected Nextdoor’s revenue to varying degrees. For example, during the second quarter of 2020, advertisers reduced their advertising spend with Nextdoor as a result of the impact of the COVID-19 pandemic on global macroeconomic conditions and on the advertising industry in general. The occurrence of any of these or other factors in the future could result in a reduction in demand for Nextdoor’s advertisements, which may reduce the prices Nextdoor receives for its advertisements, or cause advertisers to stop or reduce their spend with Nextdoor, either of which would negatively affect Nextdoor’s business, operating results, and financial condition. Similar occurrences in the future may impair Nextdoor’s ability to maintain or increase the quantity or quality of advertisements shown to neighbors and adversely affect Nextdoor’s business, operating results, and financial condition.

Nextdoor’s ability to attract and retain advertisers depends on its ability to collect and use data and develop products to enable it to effectively deliver and accurately measure advertisements on the Nextdoor platform.

Most advertisers rely on tools that measure the effectiveness of their advertising campaigns in order to allocate their advertising spend among various formats and platforms. If Nextdoor is unable to accurately measure the effectiveness of advertising on its platform, if at all, or if Nextdoor is unable to convince advertisers that its platform should be part of a larger advertising budget, Nextdoor’s ability to increase the demand and pricing of its advertising tools and maintain or scale its revenue may be limited or decline. Nextdoor’s ability to develop and offer products that accurately measure the effectiveness of a campaign on its platform is critical to its ability to attract new advertisers and retain, and increase spend from, its existing advertisers.

Nextdoor is continually developing and improving its products for advertisers and such efforts have and are likely to continue to require significant time and resources and additional investment, and in some cases Nextdoor has relied on, and may in the future rely on, third parties to provide data and technology needed to provide certain measurement data to its advertisers. If Nextdoor cannot continue to develop and improve its products for advertisers in a timely fashion, those products are not reliable, or the measurement results are inconsistent with advertiser’s expectations or goals, Nextdoor’s revenue could be adversely affected.

In addition, web and mobile browser developers, such as Apple, Microsoft or Google, have implemented and may continue to implement changes, including requiring additional user permissions, in their browser or device operating system that impair Nextdoor’s ability to measure and improve the effectiveness of advertising on its platform. Such changes include limiting the use of first-party and third-party cookies and related tracking technologies, such as mobile advertising identifiers, and other changes that limit Nextdoor’s ability to collect information that allows it to attribute neighbors’ actions on advertisers’ websites to the effectiveness of advertising campaigns run on Nextdoor’s platform. For example, Apple launched its Intelligent Tracking Prevention (“ITP”) feature in its Safari browser. ITP blocks some or all third-party cookies by default on mobile and desktop and ITP has become increasingly restrictive over time. Apple’s related Privacy-Preserving Ad Click attribution, intended to preserve some of the functionality lost with ITP, would limit cross-site and cross-device attribution, prevent measurement outside a narrowly-defined attribution window, and prevent advertisement re-targeting and optimization. Further, Apple introduced an App Tracking Transparency framework that limits the ability of mobile applications to request an iOS device’s advertising identifier and may also affect Nextdoor’s ability to track neighbors actions off its platform and connect their interactions with on-platform advertising. Similarly, Google recently announced that it plans to stop supporting third-party cookies in its Google Chrome browser. These web and mobile browser developers have also implemented and may continue to implement changes and restrictions in browser or device functionality that limit Nextdoor’s ability to communicate with or understand the identity of its neighbors.

These restrictions and changes make it more difficult for Nextdoor to provide the most relevant advertisements to its neighbors, as well as decrease its ability to measure the effectiveness of, re-target or optimize advertising on its platform. Developers may release additional technology that further inhibits Nextdoor’s ability to collect data that allows Nextdoor to measure the effectiveness of advertising on its platform. Any other restriction, whether by law, regulation, policy (including third-party policies) or otherwise, on Nextdoor’s ability to collect and share data which its advertisers find useful or that further reduce its ability to measure the effectiveness of advertising on its platform, would impede Nextdoor’s ability to attract, grow and retain advertisers. Advertisers and other third parties who provide data that helps Nextdoor deliver personalized, relevant advertising may restrict or stop sharing this data and it therefore may not be possible for Nextdoor to collect this data within the platform or from another source.

Nextdoor relies heavily on its ability to collect and share data and metrics for its advertisers to help new and existing advertisers understand the performance of advertising campaigns. If advertisers do not perceive Nextdoor’s metrics to be accurate representations of its neighbors and neighbor engagement, or there are inaccuracies in Nextdoor’s metrics, advertisers may decrease or eliminate allocations of their budgets or resources to Nextdoor’s platform, which could harm its business, operating results, and financial condition.

If Nextdoor fails to add new neighbors or retain current neighbors, or if current neighbors engage less with Nextdoor, its business, operating results, and financial condition would be adversely impacted.

The number of neighbors that use the Nextdoor platform and their level of engagement on the platform are critical to Nextdoor’s success. Nextdoor must continue to engage and retain existing neighbors on its platform as well as attract, engage and retain new neighbors. The number of neighbors on Nextdoor may not continue to grow at the current growth rate, if at all, and it may even decline. In order to attract new neighbors, Nextdoor must engage with neighbors in existing neighborhoods on its platform and add new neighborhoods to the Nextdoor platform, both domestically and internationally. If Nextdoor’s neighbor growth rate slows or reverses, its financial performance will be adversely impacted unless Nextdoor can increase its engagement with its existing neighbors and its monetization efforts to offset any such reduction or decrease in neighborhood growth rate. Moreover, Nextdoor is unable to predict the continued impact of the COVID-19 pandemic on neighbor growth and engagement with any certainty, and Nextdoor expects these trends to continue to be subject to volatility.

If current and potential neighbors do not perceive their experience with Nextdoor’s platform to be useful, the content generated on the platform to be valuable or relevant or the social connections with fellow neighbors to be worthwhile, Nextdoor may not be able to attract new neighbors, retain existing neighbors or maintain or increase the frequency and duration of their engagement on its platform. In addition, if Nextdoor’s existing neighbors decrease the frequency or duration of their engagement or the growth rate of its neighbor base slows or reverses, Nextdoor may be required to incur significantly higher marketing expenses than it currently anticipates in order to acquire new neighbors or retain current neighbors.

There are many factors that could negatively impact Nextdoor’s ability to grow, retain and engage current and prospective neighbors, including but not limited to:

•	neighbors increasing their engagement with competitor’s platforms, products or services instead of, or more frequently than, Nextdoor’s platform;

•	changes in the amount of time neighbors spend across all applications and platforms, including Nextdoor’s platform;

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Nextdoor failing to introduce platform enhancements that neighbors find engaging or if Nextdoor introduces new features, terms, policies or procedures, or make changes to its platform, that are not favorably received by current or prospective neighbors;

•	technical or other problems frustrating the neighbor experience, such as problems that prevent Nextdoor from delivering its service in a fast and reliable manner;

•	neighbors having difficulty installing, updating or otherwise accessing the Nextdoor platform on mobile devices through the app or web browsers;

•	neighbor behavior on Nextdoor’s platform changing, including a decrease in the quality and frequency of content shares on the platform;

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decreases in neighbor or advertiser sentiment due to questions about the quality or usefulness of Nextdoor’s platform, concerns about the nature of content made available on the platform, concerns related to privacy, safety, security, well-being or other factors;

•	changes mandated by legislation, government and regulatory authorities, or litigation that adversely impact Nextdoor’s platform or neighbors;

•	third parties preventing their content from being displayed on the Nextdoor platform;

•	Nextdoor makes changes to how it promotes different features on its platform;

•	initiatives designed to attract and retain neighbors and engagement are unsuccessful or discontinued, whether as a result of actions by Nextdoor, third parties, or otherwise;

•	Nextdoor, or other partners and companies in the industry are the subject of adverse media reports or other negative publicity;

•	Nextdoor is unable to combat spam, harassment, cyberbullying or other hostile, inappropriate, abusive or offensive content or usage on its platform; or

•	Nextdoor cannot preserve and enhance its brand and reputation as a trusted neighborhood networking community.

Any decrease in neighbor growth, retention or engagement could render Nextdoor’s service less attractive to neighbors or advertisers, and could harm Nextdoor’s business, operating results, and financial condition. In addition, neighbor verification is a critical feature of Nextdoor’s platform because it demonstrates that neighbors are real people and businesses in the neighborhood they desire to join. If Nextdoor were to change its verification methods, that may adversely impact Nextdoor’s ability to add new neighbors or retain existing neighbors.

Nextdoor’s business is highly competitive. Competition presents an ongoing threat to the success of Nextdoor’s business.

Nextdoor competes in almost every aspect of its business with companies that provide a variety of internet products, services, content, and online advertising, including from Facebook, Google, Pinterest, Snap, and Twitter. In addition, aspects of Nextdoor’s platform compete with other products and services, including real estate, classifieds, and recommendation and search engines. Nextdoor competes with these companies to attract, engage, and retain users and to attract and retain advertisers. If Nextdoor introduces or acquires new products and services or evolves its platform in a way that subjects it to additional competition or as existing competitors introduce new products and services or evolve their platforms, Nextdoor may fail to engage or retain neighbors or attract new neighbors, which could harm Nextdoor’s business, operating results, and financial condition.

Some of Nextdoor’s current and potential competitors have substantially broader product or service offerings and leverage their relationships based on other products or services to gain additional share of advertising spend. They have large distributed sales forces and an increasing amount of control over mobile distribution channels. Many of these competitors’ economies of scale allow them to have access to larger volumes of data and platforms that are used on a more frequent basis than Nextdoor’s, which may enable them to better understand their member base and develop and deliver more targeted advertising. Such competitors may not need to rely on third-party data, including data provided by advertisers, to effectively target the campaigns of advertisers, which could make their advertising products more attractive to advertisers than Nextdoor’s platform if such third-party data ceases to be available to Nextdoor, whether because of regulatory changes, privacy or cybersecurity concerns or other reasons. If Nextdoor’s advertisers do not believe that its value proposition is as compelling as those of Nextdoor’s competitors, Nextdoor may not be able to attract new advertisers or retain existing ones, and its business, operating results, and financial condition could be adversely impacted.

Nextdoor’s competitors may develop products, features, or services that are similar to Nextdoor’s platform or that achieve greater acceptance, may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. Some competitors may gain a competitive advantage relative to Nextdoor in areas where it operates, including by more effectively responding to changes to third-party products and policies or by integrating competing platforms, applications, or features into products they control such as mobile device operating systems, search engines, browsers, or e-commerce platforms. For example, Apple has introduced changes to iOS 14 that limits Nextdoor’s ability, and the ability of others in the digital advertising industry, to target and measure advertisements effectively. As a result, Nextdoor’s competitors may, and in some cases will, acquire and engage neighbors or generate advertising or other revenue at the expense of Nextdoor’s efforts, which would negatively affect Nextdoor’s business, operating results, and financial condition. In addition, from time to time, Nextdoor may take actions in response to competitive threats, but it cannot assure you that these actions will be successful or that they will not negatively affect Nextdoor’s business, operating results, and financial condition.

Nextdoor believes that its ability to compete depends upon many factors both within and beyond its control, including:

•	the popularity, usefulness, ease of use, performance, and reliability of its platform compared to its competitors’ products;

•	the size and composition of its neighbor base;

•	the engagement of neighbors with its platform and competing products;

•	first- and third-party data available to Nextdoor relative to its competitors;

•	Nextdoor’s ability to attract and retain advertisers who use its free or paid advertisements services;

•	the timing and market acceptance of developments and enhancements to Nextdoor’s platform or its competitors’ products;

•	Nextdoor’s safety and security efforts and its ability to protect neighbor data and to provide neighbors with control over their data;

•	Nextdoor’s ability to distribute its platform to new and existing neighbors;

•	Nextdoor’s ability to effectively monetize its platform;

•	the successful implementation of platform changes, such as the migration to Nextdoor’s proprietary ad server;

•	the frequency, size, format, quality, and relative prominence of the advertisements displayed by Nextdoor or its competitors;

•	customer service and support efforts;

•	marketing and selling efforts, including Nextdoor’s ability to measure the effectiveness of its advertisements and to provide advertisers with a compelling return on their investments;

•	Nextdoor’s ability to establish and maintain publisher interest in integrating their content with its platform;

•	changes mandated by legislation, regulatory authorities, or litigation, some of which may have a disproportionate effect on Nextdoor;

•	acquisitions or consolidation within Nextdoor’s industry, which may result in more formidable competitors;

•	Nextdoor’s ability to attract, retain, and motivate talented employees, particularly software engineers, designers, and managers;

•	Nextdoor’s ability to cost-effectively manage and grow its operations; and

•	Nextdoor’s reputation and brand strength relative to those of its competitors.

If Nextdoor is not able to compete effectively, its neighbor base and level of neighbor engagement may decrease, it may become less attractive to advertisers and its business, operating results, and financial condition may be adversely affected.

Nextdoor’s business is dependent on its ability to maintain and scale its product offerings and technical infrastructure, and any significant disruption in the availability of Nextdoor’s platform could damage Nextdoor’s reputation, result in a potential loss of neighbors and engagement, and adversely affect Nextdoor’s business, operating results, and financial condition.

Nextdoor’s reputation and ability to attract, retain, and serve its neighbors and to scale its product offerings is dependent upon the reliable performance of its platform and its underlying technical infrastructure. Nextdoor has in the past experienced, and may in the future experience, interruptions in the availability or performance of its platform from time to time. Nextdoor’s systems may not be adequately designed or may not operate with the reliability and redundancy necessary to avoid performance delays or outages that could be harmful to Nextdoor’s business. If Nextdoor’s platform is unavailable when neighbors attempt to access it, or if it does not load as quickly as expected, neighbors may not use Nextdoor’s platform as often in the future, or at all, and Nextdoor’s ability to serve advertisements may be disrupted, any of which could adversely affect Nextdoor’s business, operating results, and financial condition. As the amount and types of information shared on Nextdoor continues to grow and evolve, as the usage patterns of Nextdoor’s communities continues to evolve, and as Nextdoor’s internal operational demands continue to grow, Nextdoor will need an increasing amount of technical infrastructure, including network capacity and computing power, to continue to satisfy its needs. If Nextdoor fails to continue to effectively scale and grow its technical infrastructure to accommodate these increased demands, neighbor engagement and revenue growth may be adversely impacted. Moreover, as Nextdoor scales its platform and product offerings, including video and other platform features, that may place strain on its technical infrastructure and Nextdoor may also be unsuccessful in scaling its technical infrastructure to accommodate new product offerings and increased platform usage cost-effectively. In addition, Nextdoor’s business may be subject to interruptions, delays, or failures resulting from earthquakes, fires, floods, adverse weather conditions, other natural disasters, power loss, terrorism, pandemics, geopolitical conflict, other physical security threats, cyber-attacks, or other catastrophic events. If such an event were to occur, neighbors may be subject to service disruptions or outages and Nextdoor may not be able to recover its technical infrastructure and neighbor data in a timely manner to restart or provide its services, which may adversely affect Nextdoor’s financial results. In addition, the substantial majority of Nextdoor’s employees are based in its headquarters located in San Francisco, California. If there is a catastrophic failure involving Nextdoor’s systems or major disruptive event affecting Nextdoor’s headquarters or the San Francisco area in general, Nextdoor may be unable to operate its platform.

A substantial portion of Nextdoor’s network infrastructure is provided by third parties, including Amazon Web Services. Any disruption or failure in the services Nextdoor receives from these providers could impact the availability of its platform and could adversely impact Nextdoor’s business, operating results and financial condition. Any financial or other difficulties these providers face may adversely affect Nextdoor’s business, and Nextdoor exercises little control over these providers, which increases Nextdoor’s reliance on and vulnerability to problems with the services they provide.

Any of these developments may result in interruptions in the availability or performance of Nextdoor’s platform, result in neighbors ceasing to use its platform, require unfavorable changes to its platform, delay the introduction of future products, or otherwise adversely affect Nextdoor’s reputation, business, operating results, and financial condition.

Nextdoor has experienced rapid growth and expects to invest in its growth for the foreseeable future. If Nextdoor fails to manage its growth effectively, its business, operating results, and financial condition would be adversely affected.

Nextdoor has experienced rapid growth in recent periods and it expects to continue to invest broadly across its organization to support its growth. Nextdoor’s revenue has grown from $82.6 million for the year ended December 31, 2019 to $123.3 million for the year ended December 31, 2020 and from $23.7 million for the three months ended March 31, 2020 to $34.4 million for the three months ended March 31, 2021. Weekly Active Users on Nextdoor’s platform have grown from 15.5 million as of March 31, 2019 to 27.6 million as of March 31, 2021. Moreover, the number of Nextdoor’s full time employees has grown from 181 as of January 1, 2019 to 510 as of March 31, 2021. Although Nextdoor has experienced rapid growth historically, it may not sustain its current growth rates, nor can Nextdoor assure you that its investments to support its growth will be successful. The growth and expansion of Nextdoor’s business will require it to invest significant financial and operational resources and the continuous dedication of its management team.

Nextdoor plans to continue to expand its international operations into more countries in the future, which will place additional demands on its resources and operations. The growth and expansion of Nextdoor’s business has placed, and continues to place, a significant strain on its management, operations, and financial and technical infrastructure. In the event of further growth of Nextdoor’s business or in the number of Nextdoor’s third-party relationships, its information technology systems or its internal controls and procedures may not be adequate to support Nextdoor’s operations.

To manage any future growth effectively, Nextdoor must continue to improve and expand its information technology and financial infrastructure, its operating and administrative systems and controls, and its ability to manage headcount, capital, and processes in an efficient manner. Failure to manage growth effectively could result in increases in costs, difficulties in introducing new products and services or enhancing the platform, loss of neighbors and advertisers, or other operational difficulties, any of which could adversely affect Nextdoor’s business, operating results, and financial condition. For example, as Nextdoor expands its product offerings, including video, it may not be able to do so cost-effectively. Effectively managing Nextdoor’s growth may also be more difficult to accomplish the longer that Nextdoor’s employees, its advertisers, neighbors and the overall economy is impacted due to the COVID-19 pandemic.

Nextdoor may not be able to successfully implement or scale improvements to its systems, processes, and controls in an efficient or timely manner. In addition, Nextdoor’s existing systems, processes, and controls may not prevent or detect all errors, omissions, or fraud. Nextdoor may also experience difficulties in managing improvements to its systems, processes, and controls or in connection with third-party software licensed to help Nextdoor with such improvements. Any future growth will continue to add complexity to Nextdoor’s organization and require effective coordination throughout its organization. Failure to manage any future growth effectively could result in increased costs, cause difficulty or delays in attracting new neighbors or retaining or increasing the engagement of existing neighbors, cause difficulties in introducing new features, impact Nextdoor’s ability to attract and retain talent or cause other operational difficulties, and any of these difficulties would adversely impact Nextdoor’s business, operating results, and financial condition.

If Nextdoor does not successfully anticipate market needs and develop products and services and platform enhancements that meet those needs, or if those products, services and platform enhancements do not gain market acceptance, its business, operating results, and financial condition will be adversely impacted.

Nextdoor may not be able to anticipate future market needs or be able to improve its platform or to develop new products and services or platform enhancements to meet such needs on a timely basis, if at all. In addition, Nextdoor’s inability to diversify beyond its current offerings could adversely affect its business. Any new products or services or platform enhancements that Nextdoor introduces, including by way of acquisitions, may not achieve any significant degree of market acceptance from current or potential neighbors, which would adversely affect Nextdoor’s business, operating results, and financial condition. In addition, the introduction of new products or services or platform enhancements may decrease neighbor engagement with Nextdoor’s platform, thereby offsetting the benefit of even a successful product or service introduction, any of which could adversely impact Nextdoor’s business, operating results, and financial condition.

If Nextdoor’s efforts to build strong brand identity and reputation are not successful, it may not be able to attract or retain neighbors, and its business, operating results, and financial condition will be adversely affected.

Nextdoor believes that maintaining and enhancing the “Nextdoor” brand and reputation is critical to retaining and growing neighbors and advertisers on its platform. Nextdoor anticipates that maintaining and enhancing its brand and reputation will depend largely on its continued ability to provide high-quality, relevant, reliable, trustworthy and innovative features on its platform, which may require substantial investment and may not be successful. Nextdoor may need to introduce new products, services and features or updates to its platform and features that require neighbors to agree to new terms of service that its neighbors do not like, which may negatively affect Nextdoor’s brand and reputation.

Additionally, advertisements or actions of Nextdoor’s advertisers may affect Nextdoor’s brand and reputation if neighbors do not think the advertisements help them accomplish their objectives, view the advertisements as intrusive or misleading or have poor experiences with Nextdoor’s advertisers.

Nextdoor’s brand and reputation may also be negatively affected by the content or actions of neighbors that are deemed to be hostile or inappropriate to other neighbors, by the actions of neighbors acting under false or inauthentic identities, by the use of Nextdoor’s platform to disseminate misleading or false information, the use of Nextdoor’s platform for fraudulent schemes and scams, or by the use of Nextdoor’s service for illicit, illegal or objectionable ends. Nextdoor also may fail to respond expeditiously to the sharing of illegal, illicit or objectionable content on its service or objectionable practices by advertisers, or to otherwise address its neighbors’ concerns, which could erode confidence in Nextdoor’s brand and damage its reputation. Nextdoor expects that its ability to identify and respond to this content in a timely manner may decrease as the number of neighbors grows, as the amount of content on the platform increases or as Nextdoor expands its product and service offerings on its platform. Any governmental or regulatory inquiry, investigation or action, including based on the appearance of illegal, illicit or objectionable content on Nextdoor’s platform or the failure to comply with laws and regulations, could damage Nextdoor’s brand and reputation, regardless of the outcome.

Nextdoor has experienced, and expects to continue to experience, media, legislative, governmental and regulatory scrutiny of its decisions. Any scrutiny regarding Nextdoor, including regarding its data privacy, content moderation or other practices, platform changes, platform quality, litigation or regulatory action, or regarding the actions of its employees, neighbors, or advertisers or other issues, may harm Nextdoor’s brand and reputation. In addition, scrutiny of other companies in Nextdoor’s industry, including such companies’ data privacy, content moderation or other practices, could also have a negative impact on Nextdoor’s brand and reputation. These concerns, whether actual or unfounded, may also deter neighbors or advertisers from using Nextdoor’s platform. In addition, Nextdoor may fail to adequately address the needs of neighbors and advertisers which could erode confidence in Nextdoor’s brand and damage its reputation. If Nextdoor fails to promote and maintain the “Nextdoor” brand or preserve its reputation, or if Nextdoor incurs excessive expenses in this effort, its business, operating results, and financial condition could be adversely impacted.

Unfavorable media coverage negatively affects Nextdoor’s business from time to time.

Unfavorable publicity regarding Nextdoor, for example regarding Nextdoor’s privacy or cybersecurity practices, terms of service, advertising policies, platform changes, platform quality, litigation or regulatory activity, the actions of Nextdoor’s advertisers, the use of Nextdoor’s platform for illicit or objectionable ends, the substance or enforcement of Nextdoor’s community standards, the actions of Nextdoor’s neighbors, the quality and integrity of content shared Nextdoor’s platform, or the actions of other companies that provide similar services to Nextdoor, has in the past, and could in the future, adversely affect Nextdoor’s reputation. For example, in connection with the Black Lives Matter movement and the associated social unrest in 2020, Nextdoor was criticized in certain media outlets as a platform where black neighbors did not feel safe or welcome. In addition, Nextdoor has been, and may in the future be, subject to negative publicity in connection with its handling of misinformation and other illicit or objectionable use of its platform. Any such negative publicity could have an adverse effect on the size, engagement, and loyalty of Nextdoor’s neighbor base and advertiser demand for advertising on Nextdoor’s platform, which could result in decreased revenue and adversely affect Nextdoor’s business, operating results, and financial condition, and Nextdoor has experienced such adverse effects to varying degrees from time to time.

Health epidemics, including the COVID-19 pandemic have had or could have an adverse impact on Nextdoor’s business, operations and the markets and communities in which Nextdoor, its partners and its customers operate. In addition, during the COVD-19 pandemic, Nextdoor experienced an increase in neighbor growth and engagement and there is no guarantee that Nextdoor will be able to maintain its neighbor growth and engagement as the COVID-19 pandemic subsidies.

The global COVID-19 pandemic outbreak and the various attempts to contain it have created significant volatility, uncertainty and economic disruption. It has adversely affected the broader economies, financial markets, and overall demand for advertising.

As a result of the COVID-19 pandemic, Nextdoor temporarily closed all its offices (including its corporate headquarters) globally, incurred additional lease expenses for leases that could not be terminated and implemented certain travel restrictions, all of which have disrupted and could continue to disrupt how Nextdoor operates its business, including limiting certain of Nextdoor’s sales and marketing plans and requiring Nextdoor to manage a significant majority of its workforce remotely. Moreover, as a result of the COVID-19 pandemic, the ability and willingness of advertisers to spend on Nextdoor has fluctuated. For example, during the second quarter of 2020, advertisers reduced their advertising spend with Nextdoor as a result of the impact of the COVID-19 pandemic on global macroeconomic conditions and on the advertising industry in general. Nextdoor does not know how evolving events related to the COVID-19 pandemic will continue to affect neighbor and advertiser behavior in the future. Nextdoor may not be able to recognize revenue, collect payment or generate future revenue from advertisers, including from those that have been or may be forced to close their businesses or are otherwise impacted by an economic downturn as a result of the COVID-19 pandemic. The pandemic has, and could in the future, adversely affect Nextdoor’s business, revenue growth rate, financial performance and stock price.

Further, during the COVID-19 pandemic and the related shelter-in-place order, Nextdoor saw an increase in neighbor growth and engagement on its platform. The post-pandemic period may present challenges such as neighbor growth and engagement declining or neighbor behavior changing unexpectedly and in ways that are difficult for

Nextdoor to anticipate or measure, resulting in a decrease in engagement with or reduced or different usage of its platform. Nextdoor’s neighbor and revenue growth rates may continue to be volatile in the near term as a result of the COVID-19 pandemic, although Nextdoor is unable to predict the duration or degree of such volatility with any certainty. As a result, Nextdoor’s financial and operating measures may not be indicative of results for future periods.

Nextdoor is currently unable to accurately predict the full impact that the COVID-19 pandemic will have on its business, operating results, and financial condition due to numerous uncertainties, including the severity and transmission rate of the virus, duration of the pandemic, including any resurgences, the extent and effectiveness of containment actions and other public health measures, the development, distribution and public acceptance of vaccines and treatments, and the impact of these and other factors on its employees, neighbors, advertisers. The COVID-19 pandemic, as well as any subsequent recovery period, may also have the effect of heightening many of the other risks described in this “Risk Factor” section.

Nextdoor plans to continue expanding its international operations where it has limited operating experience and may be subject to increased business, regulatory and economic risks that could seriously harm its business, operating results, and financial condition.

Nextdoor plans to continue expanding its business operations abroad by opening new and expanding within existing neighborhoods outside of the United States. As of March 31, 2021, the Nextdoor platform was accessible in 11 countries (including the United States) and had over 275,000 neighborhoods. Nextdoor plans to enter new international markets where it has limited or no experience in marketing, selling, advertising and deploying its platform and related advertising. Any of Nextdoor’s limited experience and infrastructure in such markets, individuals’ lack of familiarity with Nextdoor or its platform, the existence of alternative platforms in such jurisdictions that offer similar products and services or the lack of a critical mass of potential neighbors in such markets may make it more difficult for Nextdoor to effectively monetize any increase in neighbors in those markets, and may increase Nextdoor’s costs without a corresponding increase in revenues. If Nextdoor fails to deploy or manage its operations in international markets successfully, comply with international regulations or effectively monetize its platform in international markets to the same degree as it is able to monetize its efforts within the United States, its business, operating results and financial conditions will be adversely affected. In the future, if Nextdoor’s international operations increase, or more of its expenses are denominated in currencies other than the U.S. dollar, Nextdoor’s operating results may be more greatly affected by fluctuations in the exchange rates of the currencies in which it does business. In addition, as Nextdoor’s international operations and sales to advertisers continue to grow, it will be subject to a variety of risks inherent in doing business internationally, including:

•	political, social and economic instability;

•

risks related to the legal and regulatory environment in foreign jurisdictions, including with respect to privacy and data protection, and unexpected changes in laws, regulatory requirements, and enforcement;

•	potential damage to Nextdoor’s brand and reputation due to compliance with local laws, including potential censorship and requirements to provide neighbor information to local authorities;

•	enhanced difficulty in reviewing content on the Nextdoor platform and enforcing community standards across different languages and countries;

•	fluctuations in currency exchange rates;

•

foreign exchange controls and tax and other regulations and orders that might prevent Nextdoor from repatriating cash earned in countries outside the United States or otherwise limit Nextdoor’s ability to move cash freely, and impede its ability to invest such cash efficiently;

•	compliance with multiple U.S. and international tax jurisdictions and management of tax impact of global operations;

•	potentially higher levels of credit risk and payment fraud;

•	difficulties integrating any foreign acquisitions;

•	burdens of complying with a variety of foreign laws, including laws related to taxation, content removal, data localization, payments, and regulatory oversight;

•	reduced protection for intellectual property rights in some countries;

•

different regulations and practices with respect to employee/employer relationships, existence of workers’ councils and labor unions, increase in labor costs due to high wage inflation in certain international jurisdictions, and other challenges caused by distance, language and cultural differences, making it harder to do business in certain international jurisdictions; and

•	difficulties in staffing and managing global operations and the increased travel, infrastructure, and legal compliance costs associated with multiple international locations.

In addition, Nextdoor must manage the potential conflicts between locally accepted business practices in any given jurisdiction and its obligations to comply with laws and regulations, including anti-money laundering laws, anti-corruption laws or regulations applicable to Nextdoor, such as the U.S. Foreign Corrupt Practices Act (“FCPA”), and the U.K. Bribery Act 2010 (“Bribery Act”). Nextdoor also must manage its obligations to comply with laws and regulations related to export controls, sanctions, and embargoes, including regulations established by the U.S. Office of Foreign Assets Control. Government agencies and authorities have a broad range of civil and criminal penalties they may seek to impose against companies for violations of anti-corruption laws or regulations, export controls, and other laws, rules, sanctions, embargoes, and regulations. Any failure by Nextdoor to comply with local business practices or the laws and regulations applicable to Nextdoor in the markets it operates may adversely affect Nextdoor’s business, operating results, and financial condition. Additionally, if Nextdoor is unable to expand internationally and manage the complexity of its global operations successfully, Nextdoor’s business, operating results, and financial condition could be adversely affected.

If Nextdoor needs additional capital in the future, it may not be available on favorable terms, if at all.

Nextdoor has historically relied on outside financing to fund its operations, capital expenditures and expansion. Nextdoor may require additional capital from equity or debt financing in the future to support its growth, fund its operations or to respond to competitive pressures or strategic opportunities. Nextdoor may not be able to secure timely additional financing on favorable terms, if at all. If Nextdoor raises additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, its existing stockholders, including you, could suffer significant dilution in their percentage ownership of Nextdoor, and any new securities that Nextdoor issues could have rights, preferences and privileges senior to those of holders of its common stock. Any debt financing that Nextdoor secures in the future could involve restrictive covenants relating to its capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for Nextdoor to obtain additional capital and to pursue business opportunities, including potential acquisitions. If Nextdoor is unable to obtain adequate financing or financing on terms that are satisfactory to it, if and when Nextdoor requires financing, Nextdoor’s ability to grow or support its business and to respond to business challenges that it may face could be significantly limited.

Nextdoor plans to continue to make acquisitions, which could harm its financial condition or results of operations and may adversely affect the price of its Class A common stock.

As part of its business strategy, Nextdoor has made, and intends to make acquisitions to add specialized employees and complementary companies, products or technologies, and enter new geographic regions. Nextdoor’s previous and future acquisitions may not achieve Nextdoor’s goals, and it may not realize benefits from acquisitions it makes in the future. If Nextdoor fails to successfully integrate acquisitions, or the personnel or technologies associated with those acquisitions, the business, operating results, and financial condition of Nextdoor could be harmed. Any integration process will require significant time and resources, and Nextdoor may not be able to manage the process successfully. Nextdoor’s acquisition strategy may change over time and any future acquisitions it completes could be viewed negatively by neighbors, advertisers, investors or other parties with whom it does business. Nextdoor may not successfully evaluate or utilize the acquired technology and accurately forecast the financial impact of an acquisition, including accounting charges. Nextdoor may also incur unanticipated liabilities that it assumes as a result of acquiring companies. Nextdoor may have to pay cash, incur debt or issue equity securities to pay for any such acquisition, each of which could affect its financial condition or the value of its securities. In the future, Nextdoor may not be able to find other suitable acquisition candidates, and it may not be able to complete acquisitions on favorable terms, if at all. Nextdoor’s acquisition strategy could require significant management attention, disrupt its business and harm its business, operating results, and financial condition.

Nextdoor’s business depends largely on its ability to attract and retain talented employees, including senior management. If Nextdoor loses the services of Sarah Friar, its Chief Executive Officer, or other members of its senior management team, Nextdoor may not be able to execute on its business strategy.

Nextdoor’s future success depends on its continuing ability to attract, train, assimilate, and retain highly skilled personnel, including software engineers and sales personnel. Nextdoor faces intense competition for qualified individuals from numerous software and other technology companies. In addition, competition for qualified personnel, particularly software engineers, is particularly intense in the San Francisco Bay Area, where Nextdoor’s headquarters are located. Nextdoor may not be able to retain its current key employees or attract, train, assimilate, or retain other highly skilled personnel in the future. Nextdoor may incur significant costs to attract and retain highly skilled personnel, and it may lose new employees to its competitors or other technology companies before Nextdoor realizes the benefit of its investment in recruiting and training them. As Nextdoor moves into new geographies, it will need to attract and recruit skilled personnel in those areas. If Nextdoor is unable to attract and retain suitably qualified individuals who are capable of meeting its growing technical, operational, and managerial requirements, on a timely basis or at all, Nextdoor’s business, operating results, and financial condition may be adversely affected.

Nextdoor’s future success also depends in large part on the continued services of senior management and other key personnel. In particular, Nextdoor is dependent on the services of Sarah Friar, its Chief Executive Officer, who is critical to the future vision and strategic direction of Nextdoor’s business. Nextdoor relies on its leadership team and key employees in the areas of engineering, sales and product development, design, marketing, operations, strategy, security, and general and administrative functions. Nextdoor’s senior management and other key personnel are all employed on an at-will basis, which means that they could terminate their employment with Nextdoor at any time, for any reason, and without notice. Nextdoor does not currently maintain key-person life insurance policies on any of its officers or employees. If Nextdoor loses the services of senior management or other key personnel, or if it is unable to attract, train, assimilate, and retain the highly skilled personnel that it needs, Nextdoor’s business, operating results, and financial condition could be adversely affected.

Volatility or lack of appreciation in Nextdoor’s stock price may also affect its ability to attract and retain its key employees. Employees may be more likely to leave Nextdoor if the shares they own or the shares underlying their vested options have significantly appreciated in value relative to the original purchase price of the shares or the exercise price of the options, or conversely, if the exercise price of the options that they hold are significantly above the market price of Nextdoor’s Class A common stock. If Nextdoor is unable to retain its employees, or if Nextdoor needs to increase its compensation expenses to retain its employees, Nextdoor’s business, operating results, and financial condition could be adversely affected.

Nextdoor’s core values may conflict with the short-term interests of its business.

Nextdoor considers its core values as a guide to the decisions it makes, which Nextdoor believes is essential to its success in increasing its neighbor growth rate and engagement and in serving the best, long-term interests of Nextdoor and its stockholders. In the past, Nextdoor has forgone, and may in the future forgo, certain expansion or revenue opportunities that it does not believe are aligned with its core values, even if Nextdoor’s decision may negatively impact its operating results in the short term. Nextdoor’s decisions may not result in the long-term benefits that it expects, in which case its neighbor engagement, business, operating results, and financial condition could be harmed.

Nextdoor is dependent on Google Ad Manager (“GAM”) for a substantial majority of its revenue. Any failure or change in the GAM product or its terms and conditions, data usage or pricing could adversely affect Nextdoor’s business, operating results, and financial condition.

Currently, Nextdoor derives and expects to continue to derive, in the near future, the substantial majority of its revenue from GAM. As such, the continued use of GAM is critical to Nextdoor’s continued success and any service disruptions, adverse changes to the terms of use thereof, pricing or related terms and conditions for the GAM product, or difficulties with the product, including its data usage, meeting Nextdoor’s requirements or standards would negatively affect Nextdoor’s business, operating results, and financial condition.

Nextdoor relies on third-party software and service providers, including Amazon Web Services (“AWS”), to provide systems, storage and services for its platform. Any failure or interruption experienced by such third parties, including as a result of the COVID-19 pandemic, could result in the inability of neighbors and advertisers to access or utilize Nextdoor’s platform, and adversely impact Nextdoor’s business, operating results, and financial condition.

Nextdoor relies on third-party software and service providers, including AWS, to provide systems, storage and services, including neighbor login authentication, for its website. Any technical problem with, cyber-attack on or loss of access to such third parties’ systems, servers, or technologies could result in the inability of neighbors to access the Nextdoor platform or result in the theft of neighbors’ personal information.

Any significant disruption, limitation or loss of Nextdoor’s access to or other interference with its use of AWS, including as a result of termination by AWS of its agreement with Nextdoor, would negatively impact Nextdoor’s business, operating results, and financial condition. In addition, any transition of the cloud services currently provided by AWS to another cloud services provider would be difficult to implement and would cause Nextdoor to incur significant time and expense and could disrupt or degrade Nextdoor’s ability to deliver its products and services. The level of service provided by AWS could affect the availability or speed of Nextdoor’s services. If neighbors or advertisers are not able to access Nextdoor’s platform or encounter difficulties in doing so, Nextdoor may lose neighbors or advertisers, which could harm its reputation, business, operating results, and financial condition.

Nextdoor utilizes data center hosting facilities operated by AWS, located in various facilities. Nextdoor is unable to serve network traffic from back-up data center services. An unexpected disruption of services provided by these data centers could hamper Nextdoor’s ability to handle existing or increased traffic, result in the loss of data or cause Nextdoor’s platform to become unavailable, which may harm Nextdoor’s reputation, business, operating results, and financial condition.

Nextdoor relies on third parties, including email providers, mobile data networks, geolocation providers and the United States Postal Service (“USPS”) to verify its neighbors’ addresses. Any failure or interruption experienced by such third parties, including the USPS, could result in the inability of neighbors to join Nextdoor’s platform, resulting in harm to Nextdoor’s reputation and an adverse impact to its business, operating results, and financial condition.

Nextdoor relies on third parties to verify its neighbors’ addresses through several methods, including but not limited to email, SMS text message, phone calls, geolocation and mailed invitations. For example, Nextdoor utilizes email providers, mobile data networks, geolocation providers and the USPS to verify neighbors’ addresses. Address verification is a critical feature of Nextdoor’s platform because it demonstrates that neighbors actually live in the neighborhood they desire to join. Any failure, interruption, or loss of access to such third parties or their software or the USPS could result in the inability of neighbors to join Nextdoor’s platform. Nextdoor’s reliance on third parties makes it vulnerable to any service interruptions, whether as a result of a cyber-attack, security breach, weather or other events, or delays in their operations. Additionally, alternative email providers, mobile data networks, geolocation providers or postal providers may be more costly to use than Nextdoor’s current providers, including the USPS. Any disruption in the third parties, including the USPS, could harm its neighbor growth, which in turn could make Nextdoor a less attractive advertising platform and harm its reputation, and to its business, operating results, and financial condition.

Technologies have been developed that can block the display of advertisements on the Nextdoor platform, which could adversely impact its business, operating results, and financial condition.

Technologies have been developed, and will likely continue to be developed, that can block the display of advertisements on the Nextdoor platform. Nextdoor generates substantially all of its revenue from advertising, and ad-blocking technologies may prevent the display of certain advertisements appearing on Nextdoor’s platform, which could harm its business, operating results, and financial condition. Existing ad-blocking technologies that have not been effective on Nextdoor’s platform may become effective as Nextdoor makes certain platform changes, and new ad-blocking technologies are developed in the future. More neighbors may choose to use such ad-blocking products to block or obscure the display of advertisements on Nextdoor’s platform if Nextdoor is unable to successfully balance the amount of its organic content and paid advertisements, or if neighbors’ attitudes toward advertisements become more negative. Further, regardless of their effectiveness, ad-blockers may generate concern regarding the health of the digital advertising industry, which could reduce the value of digital advertising and harm Nextdoor’s business, operating results, and financial condition.

Security breaches, including improper access to or disclosure of Nextdoor’s data or its neighbors’ data, or other hacking and phishing attacks on Nextdoor’s or third-party systems, could harm its reputation and adversely affect its business.

Nextdoor collects, stores, and otherwise processes personal data relating to a number of individuals such as its neighbors, employees and partners, including, but not limited to, neighbor contact details, network details, and location data. The evolution of technology systems introduces unknown and complex security risks that can be unpredictable and difficult to defend against. Cyber-attacks continue to evolve in sophistication and volume, and inherently may be difficult to detect for long periods of time. In particular, social media companies, like Nextdoor, are prone to cyber-attacks by third parties seeking unauthorized access to company or user data or to disrupt their ability to provide access to their products and services.

Nextdoor takes a variety of technical and organizational security measures and other measures to protect its data. Although Nextdoor has implemented systems and processes that are designed to protect its data and its neighbors’ data, prevent data loss, disable undesirable accounts and activities on its platform and prevent or detect security breaches, and maintains an information security policy, such measures cannot provide absolute security, and despite measures that Nextdoor has or will in the future put in place, Nextdoor may be unable to anticipate or prevent unauthorized access to such data. For example, computer malware, viruses, social engineering (predominantly spear phishing attacks), and general hacking have become more prevalent in the industry, have occurred on Nextdoor’s systems in the past, and are likely to occur on Nextdoor’s systems in the future. In addition, Nextdoor regularly encounters attempts to create false or undesirable accounts or take other actions on its platform for purposes such as spamming, spreading misinformation, or other objectionable ends. Nextdoor’s efforts to protect its company data or the information that it receives may also be unsuccessful due to software bugs or other technical malfunctions; employee, contractor, or vendor error or malfeasance; government surveillance; or other threats that evolve.

Some third parties, including advertisers and vendors, may store information that Nextdoor shares with them on their networks. If these third parties fail to implement adequate data-security practices or fail to comply with Nextdoor’s terms and policies, neighbor data may be improperly accessed, used or disclosed. Even if these third parties take all the necessary precautions, their networks may still suffer a breach, which could compromise neighbor data. Any failure by Nextdoor to prevent or mitigate security breaches and improper access to or disclosure of Nextdoor’s data or its neighbors’ data, including personal information, content, or information from advertisers, could result in the loss or misuse of such data, which could harm Nextdoor’s business and reputation and diminish its competitive position.

Security breaches may cause interruptions to Nextdoor’s platform, degrade the neighbor experience, cause neighbors or advertisers to lose confidence and trust in Nextdoor’s platform, impair Nextdoor’s internal systems, or result in financial harm to Nextdoor.

In addition, third parties may attempt to fraudulently induce employees or neighbors to disclose information in order to gain access to Nextdoor’s data or its neighbors’ data. Cyber-attacks continue to evolve in sophistication and volume, and inherently may be difficult to detect for long periods of time. Although Nextdoor has an information security policy in place, and has developed systems and processes that are designed to protect its data and its neighbors’ data, to prevent data loss, to disable undesirable accounts and activities on its platform, and to prevent or detect security breaches, Nextdoor cannot assure you that such measures will provide absolute security, and Nextdoor may incur significant costs in protecting against or remediating cyber-attacks.

In addition, affected neighbors, government authorities or other third parties could initiate legal or regulatory actions against Nextdoor in connection with any actual or perceived security breaches or improper disclosure of data, which could cause Nextdoor to incur significant expense and liability that may not be fully covered by insurance, if at all, or result in orders or consent decrees forcing Nextdoor to modify its business practices. Such incidents or Nextdoor’s efforts to remediate such incidents may also result in a decline in its active neighbor base or engagement levels and trust. In addition, such incidents could also result in the loss or misuse of such data, which could harm Nextdoor’s business and reputation and diminish its competitive position. In addition, any of these events could have a material and adverse effect on Nextdoor’s business, operating results, financial condition, market acceptance of Nextdoor’s products or revenues and may also divert development resources and increase service and support costs.

Distribution and marketing of, and access to, Nextdoor’s platform depends, in significant part, on a variety of third-party publishers and platforms (including mobile app stores, third party payment providers, computer systems, and other communication systems and service providers). If these third parties limit, prohibit or otherwise interfere with or change the terms of the distribution, use or marketing of Nextdoor’s platform in any material way, it could materially adversely affect Nextdoor’s business, operating results, and financial condition.

Nextdoor markets and distributes its platform (including related mobile applications) through a variety of third-party publishers and distribution channels. Nextdoor’s ability to market its brands on any given property or channel is subject to the policies of the relevant third party. There is no guarantee that mobile platforms will continue to feature Nextdoor, or that neighbors using mobile devices will continue to use Nextdoor’s platform rather than competing products. Nextdoor is dependent on the interoperability of its platform with mobile operating systems, networks, technologies, products, and standards that Nextdoor does not control, such as the Android and iOS operating systems. Any changes, bugs, or technical issues in such systems, or changes in Nextdoor’s relationships with mobile operating system partners, handset manufacturers, or mobile carriers, or in their terms of service or policies that degrade the functionality of Nextdoor’s platform, reduce or eliminate Nextdoor’s ability to update or distribute its platform, give preferential treatment to competitive products, limit Nextdoor’s ability to deliver, target, or measure the effectiveness of advertisements, or charge fees related to the distribution of Nextdoor’s platform or Nextdoor’s delivery of advertisements could materially adversely affect the usage of Nextdoor’s platform on mobile devices. For example, the release of iOS 14 brought with it a number of new changes, including the need for neighbors using the app to opt in before their identifier for advertisers (“IDFA”) can be accessed by an app (which came into effect in April 2021). Apple’s IDFA is a string of numbers and letters assigned to Apple devices which advertisers use to identify app users to deliver personalized and targeted advertising. As a consequence, the ability of advertisers to accurately target and measure their advertising campaigns at the neighbor level will depend on the opt-in rate to grant IDFA access and if the opt-in rate is low, advertisers’ ability to target and measure advertising campaigns on Nextdoor may become significantly limited.

Further, certain publishers and channels have, from time to time, limited or prohibited advertisements for a variety of reasons. There is no assurance that Nextdoor will not be limited or prohibited from using certain current or prospective marketing channels in the future. If this were to happen in the case of a significant marketing channel and/or for a significant period of time, Nextdoor’s business, operating results, and financial condition could be materially adversely affected.

Nextdoor’s platform and internal systems rely on software and hardware that is highly technical, and any errors, bugs, or vulnerabilities in these systems, or failures to address or mitigate technical limitations in Nextdoor’s systems, could adversely affect its business.

Nextdoor’s platform and internal systems rely on software and hardware, including software and hardware developed or maintained internally and/or by third parties, that is highly technical and complex. In addition, Nextdoor’s platform and internal systems depend on the ability of such software and hardware to store, retrieve, process, and manage immense amounts of data. The software and hardware on which Nextdoor relies has contained, and will in the future contain, errors, bugs, or vulnerabilities, and Nextdoor’s systems are subject to certain technical limitations that may compromise Nextdoor’s ability to meet its objectives. Some errors, bugs, or vulnerabilities inherently may be difficult to detect and may only be discovered after the code has been released for external or internal use. Errors, bugs, vulnerabilities, design defects, or technical limitations within the software and hardware on which Nextdoor relies have in the past led to, and may in the future lead to, outcomes including a negative experience for neighbors and advertisers who use Nextdoor’s platform, compromised ability of Nextdoor’s platform to perform in a manner consistent with Nextdoor’s terms, contracts, or policies, delayed product introductions or enhancements, targeting, measurement, or billing errors, compromised ability to protect the data of neighbors and/or Nextdoor’s intellectual property or other data, or reductions in Nextdoor’s ability to provide some or all of its services. For example, Nextdoor makes commitments to its neighbors as to how their data will be used within and across its platform, and Nextdoor’s systems are subject to errors, bugs and technical limitations that may prevent it from fulfilling these commitments reliably. In addition, any errors, bugs, vulnerabilities, or defects in Nextdoor’s systems or the software and hardware on which the company relies, failures to properly address or mitigate the technical limitations in its systems, or associated degradations or interruptions of service or failures to fulfill Nextdoor’s commitments to its neighbors, have in the past led to, and may in the future lead to, outcomes including damage to Nextdoor’s reputation, loss of neighbors, loss of advertisers, loss of revenue, regulatory inquiries, litigation, or liability for fines, damages, or other remedies, any of which could adversely affect Nextdoor’s business, operating results, and financial condition.

Risks related to financial and accounting matters

Nextdoor’s operating results may fluctuate significantly, which makes its future results difficult to predict.

Nextdoor’s quarterly and annual operating results have fluctuated in the past and may fluctuate in the future. Additionally, Nextdoor has a limited operating history with the current scale of its business, which makes it difficult to forecast its future results and subjects Nextdoor to a number of uncertainties, including Nextdoor’s ability to plan for and anticipate future growth. As a result, you should not rely upon Nextdoor’s past quarterly and annual operating results as indicators of future performance. Nextdoor has encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly evolving markets, such as the risks and uncertainties described herein. Nextdoor’s operating results in any given quarter can be influenced by numerous factors, many of which are unpredictable or are outside of Nextdoor’s control, including, but not limited to:

•	Nextdoor’s ability to generate revenues from its platform;

•	Nextdoor’s ability to acquire, retain, and grow its neighbors and neighbor engagement on its platform;

•	ability to attract and retain advertisers;

•	ability to recognize revenue or collect payments from advertisers in a particular period;

•	fluctuations in spending by Nextdoor’s advertisers due to seasonality, episodic regional or global events, including the COVID-19 pandemic, or other factors;

•	fluctuations in internet usage generally;

•	the number, prominence, size, format, quality and relevancy of advertisements shown to neighbors;

•	the success of technologies designed to block the display of advertisements;

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changes to third-party policies or applications that limit Nextdoor’s ability to deliver, target, or measure the effectiveness of advertising, including changes by mobile operating system and browser providers such as Apple and Google;

•	the pricing of Nextdoor’s advertisements;

•	the timing, cost of and mix of new and existing sales and marketing and promotional efforts;

•	the availability of Nextdoor’s platform and app on mobile devices and other third-party platforms;

•	changes to Nextdoor’s platform or the development and introduction of new products or services by Nextdoor’s competitors;

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changes in advertising industry association rules and standards that limit Nextdoor’s ability to deliver, target or measure the effectiveness of advertising, such as the Network Advertising Initiative (“NAI”), and Interactive Advertising Bureau (“IAB”);

•	neighbor behavior or platform changes that may reduce traffic to features of the platform that Nextdoor monetizes;

•	system failures, disruptions, breaches of security or privacy, whether on Nextdoor’s platform or on those of third parties, and the costs associated with any such breaches and remediation;

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negative publicity associated with Nextdoor’s platform, including as a result of content on its platform, security breaches and neighbor privacy concerns that may result in advertisers reducing or eliminated their spend with Nextdoor;

•	health epidemics, such as the COVID-19 pandemic, influenza, and other highly communicable diseases or viruses;

•	the timing of incurring additional expenses, such as increases in sales and marketing or research and development, including as a result of the COVID-19 pandemic;

•	adverse litigation judgments, settlements, or other litigation-related costs;

•	changes in the legislative or regulatory environment, including with respect to privacy and cybersecurity, or actions by governments or regulators, including fines, orders, or consent decrees;

•	changes in U.S. generally accepted accounting principles; and

•	changes in domestic and global business and macroeconomic conditions, including as a result of the COVID- 19 pandemic.

The impact of one or more of the foregoing and other factors may cause Nextdoor’s operating results to vary significantly. As such, quarter-to-quarter comparisons of Nextdoor’s operating results may not be meaningful and should not be relied upon as an indication of future performance. If Nextdoor’s quarterly and annual operating results fall below the expectations of investors or securities analysts, the price of its Class A common stock could decline substantially. If Nextdoor fails to meet or exceed the expectations of investors or securities analysts, then the trading price of its Class A common stock could fall substantially, and Nextdoor could face costly lawsuits, including securities class action suits. Furthermore, any quarterly or annual fluctuations in Nextdoor’s operating results may, in turn, cause the price of its stock to fluctuate substantially.

In addition, Nextdoor believes that its rapid growth may understate the potential seasonality of its business. As Nextdoor’s revenue growth rate slows, Nextdoor expects that the seasonality in its business may become more pronounced and may in the future cause its operating results to fluctuate. For example, advertising spending is traditionally seasonally strong in the fourth quarter of each year and Nextdoor believes that this seasonality affects its quarterly results, which generally reflect higher sequential revenue growth from the third to fourth quarter compared to sequential revenue growth from the fourth quarter to the subsequent first quarter. In addition, global economic concerns continue to create uncertainty and unpredictability and add risk to Nextdoor’s future outlook. An economic downturn in any particular region in which Nextdoor does business or globally could result in reductions in revenue, as Nextdoor’s advertisers reduce their advertising budgets, and other adverse effects that could harm Nextdoor’s business, operating results, and financial condition.

Certain of Nextdoor’s market opportunity estimates, growth forecasts and key metrics could prove to be inaccurate, and any real or perceived inaccuracies may harm its reputation and negatively affect its business.

Market opportunity estimates and growth forecasts discussed herein, including those Nextdoor has generated itself, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The key assumptions underlying Nextdoor’s growth forecasts and projections include Nextdoor’s ability to scale new neighbor growth, Nextdoor’s ability to grow engagement by its existing neighbor base and Nextdoor’s ability to increase monetization of its platform. These assumptions involve risks and uncertainties, including, but not limited to, those described in this “Risk Factors” section, which could cause actual results to differ materially from Nextdoor’s growth forecasts and projections. Unfavorable changes in any of these or other assumptions, most of which are beyond Nextdoor’s control, could materially and adversely affect its business, operating results, and financial condition and result in the growth forecasts and projections being materially different than actual results. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. In particular, Nextdoor’s estimates regarding its market penetration in new and existing markets are difficult to predict. In addition, the private placement transaction materials contain third-party estimates with respect to the addressable market for the global and U.S. digital advertising markets and the anticipated growth of such markets. Nextdoor cannot predict with precision its ability to address these markets. The addressable market Nextdoor estimates may not materialize for many years, if ever, and even if the markets in which it competes meet the size estimates and growth forecasted, its business could fail to grow at similar rates, if at all. Accordingly, Nextdoor’s forecasts of market growth should not be taken as indicative of its future growth. In addition, members of the staff of the SEC have recently questioned whether the Private Securities Litigation Reform Act of 1995 safe harbor for forward-looking statements is applicable to SPAC transactions and the U.S. House Committee on Financial Services released draft legislation amending the Securities Act and the Exchange Act to specifically exclude SPACs from the safe harbor for forward-looking statements. If the safe harbor did not apply to such statements, Nextdoor may have increased risk of being subject to legal proceedings if the forward-looking statements were materially different than actual results.

Nextdoor regularly reviews key business metrics, including WAUs, Verified Users and ARPUs and other measures to evaluate growth trends, measure its performance, and make strategic decisions. These key metrics are calculated using internal company data and have not been validated by an independent third party and there are inherent challenges in such measurements. If Nextdoor fails to maintain an effective analytics platform, its key metrics calculations may be inaccurate, and Nextdoor may not be able to identify those inaccuracies. Nextdoor’s key business metrics may also be impacted by compliance or fraud-related bans, technical incidents, or false or spam accounts in existence on its platform. Nextdoor regularly deactivates accounts that violate Nextdoor’s terms of service, and exclude these accounts from the calculation of Nextdoor’s key business metrics; however, Nextdoor may not succeed in identifying and removing all such accounts from its platform. If Nextdoor’s metrics are incorrect or provide incomplete information about neighbors and their behavior, Nextdoor may make inaccurate conclusions about its business.

Nextdoor regularly reviews and may adjust its processes for calculating its market opportunity estimates, growth forecasts, and key metrics to improve their accuracy. Nextdoor’s market opportunity estimates, growth forecasts, and key metrics may differ from estimates published by third parties or from similarly titled metrics of its competitors due to differences in methodology. If investors or analysts do not perceive Nextdoor’s market opportunity estimates, growth forecasts, and key metrics to be accurate representations of its business, or if Nextdoor discovers material inaccuracies in its market opportunity estimates, growth forecasts and key metrics, Nextdoor’s reputation, business, operating results, and financial condition would be adversely affected.

Nextdoor has a history of net losses and may experience net losses in the future and Nextdoor cannot assure you that it will achieve or sustain profitability. If Nextdoor cannot achieve and sustain profitability, its business, financial condition, and operating results will be adversely affected.

Nextdoor has experienced significant net losses each year since it began operations in 2007, including net losses of approximately $73.3 million, $75.2 million and $25.1 million for the years ended December 31, 2019 and 2020 and for the three months ended March 31, 2021, respectively. Nextdoor has an accumulated deficit of $410.2 million as of March 31, 2021. Nextdoor anticipates that its operating expenses and capital expenditures will increase substantially in the foreseeable future as it continues to invest in acquiring additional neighbors, increasing engagement on its platform, increasing monetization on its platform, expanding its platform and operations internationally, hiring additional team members, developing and enhancing its platform, marketing and sales, and enhancing its infrastructure. Nextdoor’s expansion efforts may prove more expensive than it anticipates, and it may not succeed in increasing its revenues sufficiently to offset these higher expenses. Given the significant operating and capital expenditures associated with Nextdoor’s business plan, Nextdoor expects to continue to incur net losses for the foreseeable future and cannot assure you that it will be able to achieve profitability. If Nextdoor does achieve profitability, it cannot be certain that Nextdoor will be able to sustain or increase such profitability.

Nextdoor’s ability to use its U.S. federal and state net operating losses to offset future taxable income may be subject to certain limitations which could subject Nextdoor’s business to higher tax liability.

As of December 31, 2020, Nextdoor had gross U.S. federal net operating loss (“NOL”) carryforwards of approximately $333.0 million and gross state NOL carryforwards of approximately $185.5 million, which if not utilized, will begin to expire for federal and state income tax purposes beginning in 2028. To the extent that Nextdoor continues to generate taxable losses, unused losses will carry forward to offset future taxable income, if any. Under the 2017 Tax Cuts and Jobs Act (the “Tax Act”), as modified by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), unused U.S. federal NOLs generated in tax years beginning after December 31, 2017, will not expire and may be carried forward indefinitely, but the deductibility of such federal NOLs in taxable years beginning after December 31, 2020, is limited to 80% of current year taxable income.

Under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and corresponding provisions of state law, if a corporation that undergoes an “ownership change,” which is generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three-year period, the corporation’s ability to utilize its pre-change net operating loss carryforwards (“NOLs”) to offset its post-change income or taxes may be limited. Nextdoor has not completed a Section 382 study, and it is possible that Nextdoor has previously undergone one or more ownership changes so that its use of NOLs is currently subject to limitation. Nextdoor may experience an ownership change in connection with the Business Combination and may also experience ownership change(s) in the future as a result of subsequent shifts in its stock ownership, some of which may be outside Nextdoor’s control. Therefore, it is possible that such an ownership change could limit the amount of NOLs Nextdoor can use to offset future taxable income. Nextdoor’s current NOLs, and any NOLs of companies it has acquired, may be subject to limitations, thereby increasing Nextdoor’s overall tax liability. Nextdoor’s NOLs may also be impaired under similar provisions of state law. Nextdoor has recorded a full valuation allowance related to its U.S. federal and state NOLs and other net deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets. Nextdoor’s NOLs may expire unutilized or underutilized, which could prevent it from offsetting future taxable income. Any future changes in U.S. tax laws in respect of the utilization of NOLs may further affect the limitation in future years. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited at the state level could also impact Nextdoor’s ability to utilize NOLs. As a result, even if Nextdoor attains profitability, it may be unable to use all or a material portion of its net operating losses, which could adversely affect its business, operating results, financial condition and cash flows.

Nextdoor’s financial results may be adversely affected by changes in accounting principles generally accepted in the United States and its financial estimates may be different from its financial results.

Generally accepted accounting principles in the United States (“GAAP”) are subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could harm Nextdoor’s revenue and financial results, and could affect the reporting of transactions completed before the announcement of a change.

If currency exchange rates fluctuate substantially in the future, Nextdoor’s operating results, which are reported in U.S. dollars, could be adversely affected.

As Nextdoor continues to expand its international operations, it will become more exposed to the effects of fluctuations in currency exchange rates. A substantial majority of Nextdoor’s revenues to date have been denominated in U.S. dollars and, therefore, Nextdoor has not historically been subject to foreign currency risk. However, a strengthening of the U.S. dollar could increase the cost for advertisers outside of the United States, which could adversely affect Nextdoor’s business, operating results, financial condition, and cash flows. In addition, as Nextdoor continues to expand internationally, it expects to incur increased expenses for employee compensation and other operating expenses at non-U.S. locations in the local currency. Fluctuations in the exchange rates between the U.S. dollar and other currencies could result in the dollar equivalent of such expenses being higher. This could have a negative impact on Nextdoor’s operating results. Although Nextdoor may in the future decide to undertake foreign exchange hedging transactions to cover a portion of Nextdoor’s foreign currency exchange exposure, it currently does not hedge its exposure to foreign currency exchange risks.

Nextdoor’s global operations subject Nextdoor to potentially adverse tax consequences.

Nextdoor operates in a number of tax jurisdictions globally, including in the U.S. at the federal, state and local levels, and in many foreign countries, and plans to continue to expand the scale of its operations in the future. Nextdoor is subject to review and potential audit by a number of U.S. and non-U.S. tax authorities. A change in law or in Nextdoor’s global operations could result in higher effective tax rates, reduced cash flows and lower overall profitability. In particular, Nextdoor’s intercompany relationships are subject to complex transfer pricing regulations administered by taxing authorities in various jurisdictions. Significant judgment is required in determining Nextdoor’s worldwide provision for income taxes and other tax liabilities. Tax authorities may disagree with and may challenge Nextdoor’s tax positions. If Nextdoor’s tax positions were not sustained, Nextdoor could be required to pay additional taxes, interest, penalties or other costs, or have other material consequences, which could result in higher effective tax rates, reduced cash flows, and lower overall profitability.

Taxing authorities in the U.S. and in foreign jurisdictions may successfully assert that Nextdoor should have collected or in the future should collect sales and use, gross receipts, value-added or similar taxes, and may successfully impose additional obligations on Nextdoor, and any such assessments or obligations could adversely affect Nextdoor’s business, operating results, and financial condition.

The application of indirect taxes, such as sales, use, value-added, and goods and services taxes, to businesses like Nextdoor is a complex and evolving issue. Many of the fundamental statutes and regulations that impose these taxes were established before the adoption and growth of the Internet and e-commerce. Significant judgment is required on an ongoing basis to evaluate applicable tax obligations and as a result amounts recorded are estimates and are subject to adjustments. In many cases, the ultimate tax determination is uncertain because it is not clear how new and existing statutes might apply to Nextdoor’s business.

In addition, governments are increasingly looking for ways to increase revenue, which has resulted in discussions about tax reform and other legislative action to increase tax revenue, including through indirect taxes. For example, in November 2020, San Francisco voters approved Proposition F, which gradually increases the gross receipts tax rates (effective January 1, 2021) for companies doing business in San Francisco. Additionally, the State of Maryland introduced a digital advertising tax which, if enacted, could apply to Nextdoor effective January 1, 2022. Such taxes could adversely affect Nextdoor’s business, operating results, and financial condition.

Nextdoor is subject to various indirect non-income taxes, such as payroll, sales, use, value-added and goods and services taxes in the United States and various foreign jurisdictions, and it may face indirect tax audits in various U.S. and foreign jurisdictions. In certain jurisdictions, Nextdoor collects and remits indirect taxes. However, tax authorities may question, challenge or disagree with Nextdoor’s calculation, reporting or collection of taxes and may require Nextdoor to collect taxes in jurisdictions in which it does not currently do so or to remit additional taxes and interest, and could impose associated penalties and fees. A successful assertion by one or more tax authorities requiring Nextdoor to collect taxes in jurisdictions in which it does not currently do so or to collect additional taxes in a jurisdiction in which it currently collects taxes, could result in substantial tax liabilities, including taxes on past sales, as well as penalties and interest, could discourage neighbors from utilizing Nextdoor’s platform or could otherwise harm Nextdoor’s business, operating results, and financial condition.

Nextdoor could be subject to changes in tax rates, the adoption of new U.S. or international tax legislation, or exposure to additional tax liabilities.

Due to shifting economic and political conditions in both the United States and internationally, tax policies, laws, or rates in various jurisdictions may be subject to significant changes in ways that impair Nextdoor’s financial results. Various jurisdictions around the world have enacted or are considering digital services taxes, which could lead to inconsistent and potentially overlapping international tax regimes. The Organization for Economic Cooperation and Development (“OECD”) recently released proposals relating to its initiative for modernizing international tax rules, with the goal of having different countries implement a modernized and aligned international tax framework, but there can be no guarantee that this will occur.

Risks related to legal and regulatory matters

Nextdoor may be liable as a result of content or information that is published or made available on its platform.

Nextdoor is subject to many U.S. federal and state and foreign laws and regulations that involve matters central to its business, including laws and regulations that involve data privacy and protection, intellectual property (including copyright and patent laws), content regulation, rights of publicity, advertising, marketing, health and safety, competition, protection of minors, consumer protection, taxation, anti-bribery, anti-money laundering and corruption, economic or other trade prohibitions or sanctions or securities law compliance. Although content on Nextdoor’s platform is typically generated by third parties, and not by Nextdoor, Nextdoor may be sued or face regulatory liability for claims relating to content or information that is made available on its service, including claims of defamation, disparagement, intellectual property infringement, or other alleged damages could be asserted against Nextdoor. Nextdoor’s systems, tools and personnel that help it to proactively detect potentially policy-violating or otherwise inappropriate content cannot identify all such content on its service, and in many cases this content will appear on the Nextdoor platform. This risk may increase as Nextdoor develops and increases the use of certain features, such as video, for which identifying such content is challenging. Additionally, some controversial content may not be banned on the Nextdoor platform and, even if it is not featured in advertisements to neighbors, it may still appear in the newsfeed or elsewhere. This risk is enhanced in certain jurisdictions outside of the United States where Nextdoor’s protection from liability for content published on its platform by third parties may be unclear and where Nextdoor may be less protected under local laws than it is in the United States. Further, if policy-violating content is found on the Nextdoor platform, Nextdoor may be in violation of the terms of certain of its key agreements, which may result in termination of the agreement and potentially payment of damages in some cases. Nextdoor could incur significant costs in investigating and defending such claims and, if it is found liable, damages. If any of these events occur, Nextdoor’s business, operating results, and financial condition could be harmed.

While Nextdoor relies on a variety of statutory and common-law frameworks and defenses, including those provided by the Digital Millennium Copyright Act, the Communications Decency Act (“CDA”), the fair-use doctrine in the United States and the Electronic Commerce Directive in the European Union, differences between statutes, limitations on immunity, requirements to maintain immunity, and moderation efforts in the many jurisdictions in which Nextdoor operates may affect its ability to rely on these frameworks and defenses, or create uncertainty regarding liability for information or content uploaded by neighbors and advertisers or otherwise contributed by third-parties to its platform.

Actions by governments that restrict access to Nextdoor’s platform in their countries, or that otherwise impair Nextdoor’s ability to sell advertising in their countries, could substantially harm Nextdoor’s business, operating results, and financial condition.

Governments may seek to censor content available on Nextdoor’s platform or restrict access to the platform from their country entirely, or impose other restrictions that may affect the accessibility of the platform in their country for an extended period of time or indefinitely. In addition, government authorities in other countries may seek to restrict neighbors’ access to the platform if they consider Nextdoor to be in violation of their laws or a threat to public safety or for other reasons. It is possible that government authorities could take action that impairs Nextdoor’s ability to sell advertising, including in countries where access to Nextdoor’s consumer-facing platform may be blocked or restricted. In the event that content shown on Nextdoor’s platform is subject to censorship, access to the platform is restricted, in whole or in part, in one or more countries, or other restrictions are imposed on the platform, or Nextdoor’s competitors are able to successfully penetrate new geographic markets or capture a greater share of existing geographic markets that Nextdoor cannot access or where Nextdoor face other restrictions, Nextdoor’s ability to retain or increase its neighbor base, neighbor engagement, or the level of advertising by advertisers may be adversely affected, Nextdoor may not be able to maintain or grow its revenue as anticipated, and its financial results could be adversely affected.

Nextdoor’s business is subject to complex and evolving U.S. and foreign laws, regulations and industry standards, many of which are subject to change and uncertain interpretation, which uncertainty could harm Nextdoor’s business, operating results, and financial condition.

Nextdoor is subject to many U.S. federal and state and foreign laws, regulations and industry standards that involve matters central to its business, including laws and regulations that involve data privacy, cybersecurity, intellectual property (including copyright and patent laws), content, rights of publicity, advertising, marketing, competition, protection of minors, consumer protection, taxation, and telecommunications. These laws and regulations are constantly evolving and may be interpreted, applied, created, or amended, in a manner that could harm Nextdoor’s business. In addition, the introduction of new products, expansion of Nextdoor’s activities in certain jurisdictions, or other actions that Nextdoor may take may subject the company to additional laws, regulations, or other government scrutiny.

Nextdoor relies on a variety of statutory and common-law frameworks and defenses relevant to the content available on Nextdoor’s platform, including the Digital Millennium Copyright Act, the CDA and the fair-use doctrine in the United States, and the Electronic Commerce Directive in the European Union. However, each of these statutes is subject to uncertain or evolving judicial interpretation and regulatory and legislative amendments. For example, in the United States, laws such as the CDA, which have previously been interpreted to provide substantial protection to interactive computer service providers, may change and become less predictable or unfavorable by legislative action or juridical interpretation. There have been various federal and state legislative efforts to restrict the scope of the protections available to online platforms under the CDA, in particular with regards to Section 230 of the CDA, and current protections from liability for third-party content in the United States could decrease or change. Nextdoor could incur significant costs investigating and defending such claims and, if it is found liable, significant damages.

The European Union is also reviewing the regulation of digital services, and has introduced the Digital Services Act (“DSA”), a package of legislation intended to update the liability and safety rules for digital platforms, products, and services, which could negatively impact the scope of the limited immunity provided by the E-Commerce Directive. Some European jurisdictions and the United Kingdom have also proposed or intend to pass legislation that imposes new obligations and liabilities on platforms with respect to certain types of harmful content. While the scope and timing of these proposals are currently uncertain, if the rules, doctrines or currently available defenses change, if international jurisdictions refuse to apply similar protections that are currently available in the United States or the European Union or if a court were to disagree with Nextdoor’s application of those rules to its service, it could be required to expend significant resources to try to comply with the new rules or incur liability, and its business, operating results, and financial condition could be harmed.

Nextdoor collects, stores, uses, shares and otherwise processes data, some of which contains personal information about individuals such as its neighbors, employees and partners including, contact details, network details, and location data. Nextdoor is therefore subject to U.S. (federal, state, local) and foreign laws and regulations regarding data privacy and security and the processing of personal information and other data from neighbors, employees or business partners. The regulatory framework for privacy, information security, data protection and processing worldwide and interpretations of existing laws and regulations is likely to continue to be uncertain and current or future legislation or regulations in the United States and other jurisdictions, or new interpretations of existing laws and regulations, could significantly restrict or impose conditions on Nextdoor’s ability to process data and increase notice or consent requirements before Nextdoor can utilize advertising technologies.

In the United States, Nextdoor is subject to numerous federal, state and local data privacy and security laws and regulations governing the processing of information about individuals. For example, the CCPA, which took effect in January 2020, establishes certain transparency obligations and creates new data privacy rights for users, including rights to access and delete their personal information as well as opt-out of certain sales or transfers of their personal information. The law also prohibits covered businesses from discriminating against consumers (for example, charging more for services) for exercising any of their CCPA rights. The CCPA imposes statutory damages for certain violations of the law as well as a private right of action for certain data breaches that result in the loss of personal information. This private right of action is expected to increase the likelihood of, and risks associated with, data breach litigation. It remains unclear how various provisions of the CCPA will be interpreted and enforced. Additionally, California voters approved a new privacy law, the CPRA, which becomes effective January 1, 2023 (with a look back to January 2022). The CPRA will significantly modify the CCPA, including by expanding consumers’ rights and establishing a new state agency that will be vested with authority to implement and enforce the CCPA and the CPRA. For example, the CPRA and the CCPA may lead other states to pass comparable legislation, with potentially greater penalties, and more rigorous compliance requirements relevant to Nextdoor’s business. Virginia and Colorado have enacted the Consumer Data Protection Act (“VCDPA”) and the Colorado Data privacy Act (“CDPA”), respectively, which may impose obligations similar to or more stringent than those Nextdoor may face under other data protection laws. Compliance with the CPRA, the CCPA, the VCDPA, the CDPA and any newly enacted privacy and data security laws or regulations may be challenging and cost- and time-intensive, and may require Nextdoor to modify its data processing practices and policies and to incur substantial costs and potential liability in an effort to comply with such legislation.

In the EEA, Nextdoor is subject to the GDPR and in the United Kingdom, Nextdoor is subject to the United Kingdom data protection regime consisting primarily of the UK GDPR and the UK Data Protection Act 2018, in each case in relation to Nextdoor’s collection, control, processing, sharing, disclosure and other use of data relating to an identifiable living individual (personal data). The GDPR, and national implementing legislation in EEA member states and the United Kingdom, imposes a strict data protection compliance regime. grants new rights for data subjects in regard to their personal data (including the right to be “forgotten” and the right to data portability) and enhances current rights (e.g., data subject access requests).

We are also subject to European Union rules with respect to cross-border transfers of personal data out of the EEA and the United Kingdom. Recent legal developments in Europe have created complexity and uncertainty regarding transfers of personal data from the EEA and the United Kingdom to the United States. On July 16, 2020, the Court of Justice of the European Union, or CJEU invalidated the EU-US Privacy Shield Framework, or Privacy Shield, under which personal data could be transferred from the EEA to U.S. entities who had self-certified under the Privacy Shield scheme. While the CJEU upheld the adequacy of the standard contractual clauses (a standard form of contract approved by the European Commission as an adequate personal data transfer mechanism, and potential alternative to the Privacy Shield), it made clear that reliance on them alone may not necessarily be sufficient in all circumstances. Use of the standard contractual clauses must now be assessed on a case-by-case basis taking into account the legal regime applicable in the destination country, in particular applicable surveillance laws and rights of individuals and additional measures and/or contractual provisions may need to be put in place, however, the nature of these additional measures is currently uncertain. The CJEU went on to state that if a competent supervisory authority believes that the standard contractual clauses cannot be complied with in the destination country and the required level of protection cannot be secured by other means, such supervisory authority is under an obligation to suspend or prohibit that transfer. To safeguard data transfers from the EEA to other jurisdictions, including the USA, Nextdoor currently utilizes standard contractual contracts approved by the EU Commission.

This CJEU decision may result in different EEA data protection regulators applying differing standards for the transfer of personal data from the EEA to the United States, and even require ad hoc verification of measures taken with respect to data flows. Therefore, as a result of this CJEU decision, Nextdoor may be required to review, amend and take additional steps to legitimize impacted personal data transfers. As supervisory authorities issue further guidance on personal data export mechanisms, including circumstances where the standard contractual clauses cannot be used, and/or start taking enforcement action, Nextdoor could suffer increased costs to ensure compliance as well as additional complaints and/or regulatory investigations or fines, and/or if Nextdoor is otherwise unable to transfer personal data between and among countries and regions in which Nextdoor operates, it could affect the manner in which Nextdoor provides its services, the geographical location or segregation of its relevant systems and operations, and could adversely affect Nextdoor’s business, financial condition and results of operations.

Under the terms of the Trade and Cooperation Agreement agreed between the EU and the U.K. transfers of personal data from the EEA to the U.K., remain unrestricted until the end of June 2021, provided the U.K. makes no substantive changes to its data protection laws. The European Commission has published a draft “adequacy decision” for the U.K. according to which, if adopted, transfers of personal data from the EU to the U.K. would continue unrestricted and would not require any additional safeguards. This “adequacy decision” has now been approved by the EU Member States which paves the way for the European Commission to formally adopt the decision. If not adopted by the end of June 2021, data transfer mechanisms such as the SCCs will be required for transfer of personal data from the EEA to the U.K. If Nextdoor is required to implement additional measures to transfer data from the EEA to the U.K. or other third countries, this could increase Nextdoor’s compliance costs, and could adversely affect its business, financial condition and results of operations.

We are also subject to evolving E.U. and U.K. privacy laws on cookies and e-marketing. In the E.U. and the U.K., regulators are increasingly focusing on compliance with current national laws that implement the European Directive 2002/58/EC (the “ePrivacy Directive”). The ePrivacy Directive is highly likely to be replaced by an EU regulation known as the ePrivacy Regulation that will significantly increase fines for non-compliance. In the E.U. and the U.K., informed consent is required for the placement of certain cookies or similar technologies on a user’s device and for direct electronic marketing and (under the UK GDPR and the GDPR) valid consent is tightly defined, including, a prohibition on pre-checked consents and, in the context of cookies, a requirement to obtain separate consents for each type of cookie or similar technology. While the text of the ePrivacy Regulation is still under development, a recent European court decision and regulators’ recent guidance are driving increased attention to cookies and tracking technologies. If regulators start to enforce the strict approach in recent guidance, this could lead to substantial costs, require significant systems changes, limit the effectiveness of Nextdoor’s marketing activities, divert the attention of Nextdoor’s technology personnel, adversely affect Nextdoor’s margins, increase costs and subject Nextdoor to additional liabilities. Regulation of cookies and similar technologies, and any decline of cookies or similar online tracking technologies as a means to identify and potentially target users, may lead to broader restrictions and impairments on Nextdoor’s marketing and personalization activities and may negatively impact its efforts to understand users.

While Nextdoor has put in efforts to comply with these regulations, the uncertainty surrounding enforcement and changing privacy landscapes could change its compliance status. Similarly, there are a number of legislative proposals in the European Union, the United States, at both the federal and state level, as well as other jurisdictions that could impose new obligations or limitations in areas affecting Nextdoor’s business.

The costs of complying with these laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are high and likely to increase in the future, particularly as the degree of regulation increases, Nextdoor’s business grows and its geographic scope expands. The impact of these laws and regulations may disproportionately affect Nextdoor’s business in comparison to its peers in the technology sector that have greater resources. Even though Nextdoor communicates with lawmakers and regulators in countries and regions in which it conducts business, and despite Nextdoor having a dedicated policy team to monitor legal and regulatory developments, any failure or perceived failure of compliance on Nextdoor’s part to comply with the laws and regulations may subject it to significant liabilities or penalties, or otherwise adversely affect its business, financial condition or operating results. Furthermore, it is possible that certain governments may seek to block or limit Nextdoor’s products or otherwise impose other restrictions that may affect the accessibility or usability of any or all its products for an extended period of time or indefinitely.

Nextdoor could be involved in legal disputes that are expensive and time consuming, and, if resolved adversely, could harm its business, operating results, and financial condition.

Nextdoor is currently involved in, and may in the future be involved in, actual and threatened legal proceedings, claims, investigations and government inquiries arising in the ordinary course of its business, including intellectual property, data privacy, cybersecurity, privacy and other torts, illegal or objectionable content, consumer protection, securities, stockholder derivative claims, employment, governance, workplace culture, contractual rights, civil rights infringement, false or misleading advertising, or other legal claims relating to content or information that is provided to Nextdoor or published or made available on its platform. Any proceedings, claims or inquiries involving Nextdoor, whether successful or not, may be time consuming, result in costly litigation, unfavorable outcomes, increased costs of business, may require Nextdoor to change its business practices or platform, require significant amount of management’s time, may harm Nextdoor’s reputation or otherwise harm its business, operating results, and financial condition.

Nextdoor is currently involved in and has been subject to actual and threatened litigation with respect to third-party patents, trademarks, copyrights and other intellectual property, and may continue to be subject to intellectual property litigation and threats thereof. Companies in the internet, technology and media industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As Nextdoor faces increasing competition, grows its business and platform offerings, and becomes increasingly high profile, the possibility of receiving a larger number of intellectual property claims against the company grows. In addition, various “non-practicing entities” that own patents and other intellectual property rights have asserted, and may in the future attempt to assert, intellectual property claims against Nextdoor to extract value through licensing or other settlements.

From time to time, Nextdoor receives letters from patent holders alleging that Nextdoor’s platform infringes on their patent rights and from trademark holders alleging infringement of their trademark rights. Nextdoor also receives letters from holders of copyrighted content alleging infringement of their intellectual property rights. Nextdoor’s technologies and content, including the content that neighbors upload to the platform, may not be able to withstand such third-party claims.

With respect to any intellectual property claims, Nextdoor may have to seek a license to continue using technologies or engaging in practices found to be in violation of a third-party’s rights, which may not be available on reasonable terms and may significantly increase Nextdoor’s operating expenses. A license to continue such technologies or practices may not be available to Nextdoor at all and it may be required to discontinue use of such technologies or practices or to develop alternative non-infringing technologies or practices. The development of alternative non-infringing technologies or practices could require significant effort and expense or may not be achievable at all. Nextdoor’s business, operating results, and financial condition could be harmed as a result.

Exposure to United Kingdom political developments, including the effect of its withdrawal from the European Union, could be costly and difficult to comply with and could adversely impact Nextdoor’s business, operations results, and financial condition.

In June 2016, a referendum was passed in the United Kingdom to leave the European Union, commonly referred to as “Brexit.” This decision created an uncertain political and economic environment in the United Kingdom and other European Union countries, and the formal process for leaving the European Union has taken years to complete. Although the United Kingdom and the European Union have recently entered into a trade and cooperation agreement, the long-term nature of the United Kingdom’s relationship with the European Union remains unclear and there is considerable uncertainty as to their future political and economic relations. The political and economic instability created by Brexit has caused and may continue to cause significant volatility in global financial markets and uncertainty regarding the regulation of cybersecurity in the United Kingdom. In addition, Brexit could lead to legal uncertainty and potentially divergent national laws and regulations as the United Kingdom determines which European Union laws to replace or replicate. For example, although the United Kingdom enacted a Data Protection Act in May 2018 that is consistent with the EU General Data Protection Regulation, uncertainty remains regarding how data transfers to and from the United Kingdom will be regulated. Brexit could also have the effect of disrupting the free movement of goods, services, capital, and people between the United Kingdom, the European Union, and elsewhere. The full effect of Brexit is uncertain and depends on any current and future agreements the United Kingdom makes with the European Union and others. Consequently, no assurance can be given about the impact of these developments, and Nextdoor’s operational, tax, and other policies may require reassessment and Nextdoor’s business, operating results, and financial condition may be seriously harmed.

The obligations associated with operating as a public company following the Business Combination will require significant resources and management attention and will cause Nextdoor to incur additional expenses, which will adversely affect its profitability.

Following the Business Combination, Nextdoor’s expenses will increase as a result of the additional accounting, legal and various other additional expenses usually associated with operating as a public company and complying with public company disclosure obligations. As a non-public company, Nextdoor is not required to comply with certain corporate governance and financial reporting practices and policies required of a publicly traded company. After the Business Combination, Nextdoor will be required to comply with certain requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and other applicable securities rules and regulations. The Exchange Act requires, among other things, that Nextdoor files annual, quarterly, and current reports with respect to its business and operating results with the Securities and Exchange Commission (the “SEC”). Nextdoor will also be required to ensure that it has the ability to prepare financial statements that are fully compliant with all SEC reporting requirements on a timely basis. Compliance with these rules and regulations will increase Nextdoor’s legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on Nextdoor’s systems and resources. As a public company, Nextdoor will, among other things:

•	prepare and distribute periodic public reports and other shareholder communications in compliance with its obligations under the federal securities laws;

•	create or expand the roles and duties of its board of directors and committees of the board;

•	institute more comprehensive financial reporting and disclosure compliance functions; and

•	establish new internal policies, including those relating to disclosure controls and procedures.

These changes, and the additional involvement of accountants and legal advisors, will require a significant commitment of additional resources. Nextdoor might not be successful in complying with these obligations and the significant commitment of resources required for complying with them could have a material adverse effect on its business, financial condition, results of operations and cash flows.

Failure to maintain effective systems of internal control and disclosure controls could have a material adverse effect on Nextdoor’s business, operating results, and financial condition.

Effective internal and disclosure controls are necessary for Nextdoor to provide reliable financial reports and effectively prevent fraud and to operate successfully as a public company. As a public company, Nextdoor will be required by the Sarbanes-Oxley Act to design and maintain a system of internal control over financial reporting and disclosure controls and procedures. If Nextdoor cannot provide reliable financial reports or prevent fraud, its reputation and operating results would be harmed. As part of Nextdoor’s ongoing monitoring of its controls, it may discover material weaknesses or significant deficiencies that require remediation.

Nextdoor’s inability to maintain the operating effectiveness of the controls described above could result in a material misstatement of Nextdoor’s financial statements or other disclosures, which could have an adverse effect on its business, operating results, and financial condition. In addition, any failure to maintain effective controls in accordance with Section 404 of the Sarbanes-Oxley Act or to timely effect any necessary improvement of Nextdoor’s internal and disclosure controls could, among other things, result in losses from fraud or error, harm Nextdoor’s reputation or cause investors to lose confidence in its reported financial information, all of which could have a material adverse effect on its business, operating results, and financial condition.

Risks related to intellectual property

If Nextdoor is unable to protect its intellectual property, the value of its brands and other intangible assets may be diminished, and its business, operating results, and financial condition may be adversely affected.

Nextdoor relies and expects to continue to rely on a combination of confidentiality, assignment, and license agreements with its employees, consultants, and third parties with whom it has relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect its proprietary rights. In the United States and internationally, Nextdoor has filed various applications for protection of certain aspects of its intellectual property, and Nextdoor currently holds issued patents and copyrights in the United States, issued copyrights in the United States, and multiple trademark registrations in the United States and other foreign countries. Third parties may knowingly or unknowingly infringe Nextdoor’s proprietary rights, third parties may challenge proprietary rights held by Nextdoor, and pending and future trademark and patent applications may not be approved.

Any issued patents may be challenged, invalidated or circumvented, and any rights granted under these patents may not actually provide adequate defensive protection or competitive advantages to Nextdoor. Patent applications in the U.S. are typically not published until at least 18 months after filing, or, in some cases, not at all. Nextdoor cannot be certain that it was the first to make the inventions claimed in its pending patent applications or that it was the first to file for patent protection. Additionally, the process of obtaining patent protection is expensive and time-consuming, and Nextdoor may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Recent changes to the patent laws in the U.S. may also bring into question the validity of certain software patents and may make it more difficult and costly to prosecute patent applications. Such changes may lead to uncertainties or increased costs and risks surrounding the prosecution, validity, ownership, enforcement, and defense of its issued patents and patent applications and other intellectual property, the outcome of third-party claims of infringement, misappropriation, or other violation of intellectual property brought against Nextdoor and the actual or enhanced damages (including treble damages) that may be awarded in connection with any such current or future claims, and could have a material adverse effect on Nextdoor’s business.

Nextdoor relies on its trademarks, trade names, and brand names to distinguish its platform from the products of its competitors. However, third parties may have already registered identical or similar marks for products or solutions that also address the software market. Efforts by third parties to limit use of Nextdoor’s brand names or trademarks and barriers to the registration of brand names and trademarks may restrict its ability to promote and maintain a cohesive brand throughout Nextdoor’s key markets. There can also be no assurance that pending or future

U.S. or foreign trademark applications will be approved in a timely manner or at all, or that such registrations will effectively protect Nextdoor’s brand names and trademarks. Third parties may also oppose Nextdoor’s trademark applications, or otherwise challenge Nextdoor’s use of the trademarks. In the event that Nextdoor’s trademarks are successfully challenged, Nextdoor could be forced to rebrand its platform, which would result in loss of brand recognition and would require it to devote resources to advertising and marketing new brands.

In addition, effective intellectual property protection may not be available in every country in which Nextdoor operates or intends to operate its business. In any or all of these cases, Nextdoor may be required to expend significant time and expense in order to prevent infringement or to enforce its rights. Although Nextdoor has generally taken measures to protect its proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to Nextdoor’s and compete with its business. If the protection of Nextdoor’s proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of its brands and other intangible assets may be diminished and competitors may be able to more effectively mimic Nextdoor’s platform and methods of operations.

To prevent substantial unauthorized use of Nextdoor’s intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of Nextdoor’s proprietary rights against third parties. Any such action could result in significant costs and diversion of its resources and management’s attention, and Nextdoor cannot assure that it will be successful in such action. Furthermore, many of Nextdoor’s current and potential competitors have the ability to dedicate substantially greater resources to enforce their intellectual property rights (or to contest claims of infringement) than Nextdoor does. Accordingly, despite Nextdoor’s efforts, it may not be able to prevent third parties from knowingly or unknowingly infringing upon, misappropriating or circumventing its intellectual property rights. If Nextdoor is unable to protect its proprietary rights (including aspects of its software and platform protected other than by patent rights), it will find itself at a competitive disadvantage to others who need not incur the additional expense, time and effort required to create its platform. Moreover, Nextdoor may need to expend additional resources to defend its intellectual property rights in foreign countries, and its inability to do so could impair its business, results of operations and financial condition or adversely affect its business, operating results, and financial condition.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and proprietary information.

Nextdoor has devoted substantial resources to the development of its intellectual property and proprietary rights. To protect its intellectual property and proprietary rights, Nextdoor relies in part on confidentiality agreements with its employees, vendors, licensees, independent contractors and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Effective trade secret protection may also not be available in every country in which Nextdoor’s platform is available or where it has employees or independent contractors. The loss of trade secret protection could make it easier for third parties to compete with Nextdoor’s platform by copying functionality. In addition, any changes in, or unexpected interpretations of, the trade secret and employment laws in any country in which it operates may compromise its ability to enforce its trade secret and intellectual property rights. In addition, others may independently discover trade secrets and proprietary information and in such cases, Nextdoor could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of Nextdoor’s proprietary rights and failure to obtain or maintain trade secret protection could adversely affect its competitive business position.

Third parties may claim that Nextdoor’s platform infringes their intellectual property rights and this may create liability for Nextdoor or otherwise adversely affect its business, operating results and financial condition.

Third parties may claim that Nextdoor’s platform infringes their intellectual property rights, and such claims may result in legal claims against Nextdoor and its technology partners and customers. These claims may damage Nextdoor’s brand and reputation and create liability for Nextdoor. Nextdoor expects the number of such claims to increase as the functionality of Nextdoor’s platform overlaps with that of other products and services, and as the volume of issued software patents and patent applications continues to increase.

Companies in the software and technology industries own large numbers of patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. Furthermore, patent holding companies, non-practicing entities, and other adverse patent owners that are not deterred by its existing intellectual property protections may seek to assert patent claims against Nextdoor. Nextdoor has received, and may in the future receive, notices that claim it has misappropriated, misused, or infringed other parties’ intellectual property rights, and, to the extent Nextdoor gains greater market visibility, Nextdoor may face a higher risk of being the subject of intellectual property infringement claims.

Nextdoor may also face exposure to third party intellectual property infringement, misappropriation, or violation actions if Nextdoor engages software engineers or other personnel who were previously engaged by competitors or other third parties and those personnel inadvertently or deliberately incorporate proprietary technology of third parties into its products. In addition, Nextdoor may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent Nextdoor’s ability to develop, market and support potential products or enhancements, which could severely harm its business. Any intellectual property claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate, and could divert its management’s attention and other resources. These claims could also subject Nextdoor to significant liability for damages, potentially including treble damages if Nextdoor is found to have willfully infringed patents or copyrights. These claims could also result in Nextdoor having to stop using technology found to be in violation of a third party’s rights. Nextdoor might be required to seek a license for the intellectual property, which may not be available on reasonable terms or at all. Even if a license were available, Nextdoor could be required to pay significant royalties, which would increase its operating expenses. Alternatively, Nextdoor could be required to develop alternative non-infringing technology, which could require significant time, effort, and expense, and may affect the performance or features of its platform. If Nextdoor cannot license or develop alternative non-infringing substitutes for any infringing technology used in any aspect of its business, Nextdoor would be forced to limit use of its platform. Any of these results would adversely affect Nextdoor’s business, operating results and financial condition.

Nextdoor’s use of “open source” software could subject it to possible litigation or could prevent it from offering products that include open source software or require it to obtain licenses on unfavorable terms.

A portion of the technologies Nextdoor uses incorporates “open source” software, and Nextdoor may incorporate open source software in the future. Open source software is generally licensed by its authors or other third parties under open source licenses. These licenses may subject Nextdoor to certain unfavorable conditions, including requirements that Nextdoor offer its products that incorporate the open source software for no cost, that Nextdoor make publicly available the source code for any modifications or derivative work it creates based upon, incorporating or using the open source software, or that Nextdoor license such modifications or derivative works under the terms of the particular open source license. From time to time, companies that use third-party open source software have also faced claims challenging the use of such open source software and their compliance with the terms of the applicable open source license. Nextdoor may be subject to suits by parties claiming ownership of what it believes to be open source software, or claiming non-compliance with the applicable open source licensing terms.

In addition to using open source software, Nextdoor also licenses to others some of its software through open source projects. Open sourcing Nextdoor’s own software requires the company to make the source code publicly available, and therefore can affect its ability to protect Nextdoor’s intellectual property rights with respect to that software. Additionally, if a third-party software provider has incorporated open source software into software that Nextdoor licenses from such provider, it could be required to disclose any of its source code that incorporates or is a modification or derivative work of such licensed software. If an author or other third party that distributes open source software that Nextdoor uses or licenses were to allege that Nextdoor had not complied with the conditions of the applicable license, Nextdoor could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, enjoined from offering its products that contained the open source software, required to release proprietary source code, required to obtain licenses from third parties or otherwise required to comply with the unfavorable conditions unless and until Nextdoor can re-engineer the product so that it complies with the open source license or does not incorporate the open source software.

The terms of many open source licenses have not been interpreted by U.S. or foreign courts, and accordingly there is a risk that those licenses could be construed in a manner that imposes unanticipated conditions or restrictions on Nextdoor’s ability to commercialize its platform. In that event, Nextdoor could be required to seek licenses from third parties in order to continue offering its platform, to re-develop its platform, or to release its proprietary source code under the terms of an open source license, any of which could harm Nextdoor’s business. Enforcement activity for open source licenses can also be unpredictable. Were it determined that Nextdoor’s use was not in compliance with a particular license, it may be required to release its proprietary source code, defend claims, pay damages for breach of contract or copyright infringement, grant licenses to its patents, re-engineer its platform, or take other remedial action that may divert resources away from its product development efforts, any of which could negatively impact its business. Open source compliance problems can also result in damage to reputation and challenges in recruitment or retention of engineering personnel. Further, given the nature of open source software, it may be more likely that third parties might assert copyright and other intellectual property infringement claims against Nextdoor based on Nextdoor’s use of these open source software programs. Litigation could be costly for Nextdoor to defend, have a material adverse effect on its business, results of operations and financial condition, or require Nextdoor to devote additional development resources to change its platform.

Nextdoor licenses technology from third parties, and Nextdoor’s inability to maintain those licenses could harm its business.

Nextdoor currently incorporates, and will in the future continue to incorporate, technology that it licenses from third parties, including software, into its platform. Licensing technologies from third parties exposes Nextdoor to increased risk of being the subject of intellectual property infringement due to, among other things, its lower level of visibility into the development process with respect to such technology and the care taken to safeguard against infringement risks. Nextdoor cannot be certain that its licensors do not or will not infringe on the intellectual property rights of third parties or that its licensors have or will have sufficient rights to the licensed intellectual property in all jurisdictions in which Nextdoor operates. Some of Nextdoor’s agreements with its licensors may be terminated by them for convenience, or otherwise provide for a limited term. If Nextdoor is unable to continue to license technology because of intellectual property infringement claims brought by third parties against its licensors or against us, or if Nextdoor is unable to continue its license agreements or enter into new licenses on commercially reasonable terms, Nextdoor’s ability to develop its platform that is dependent on that technology would be limited, and Nextdoor’s business could be harmed. Additionally, Nextdoor is unable to license technology from third parties, Nextdoor may be forced to acquire or develop alternative technology, which it may be unable to do in a commercially feasible manner or at all, and may require Nextdoor to use alternative technology of lower quality or performance standards. As a result, Nextdoor’s business, operating results and financial condition would be adversely affected.

Nextdoor does not intend to pay cash dividends for the foreseeable future.

Nextdoor has never declared or paid any cash dividends on its common stock and does not intend to pay any cash dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of Nextdoor’s board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize future gains on their investments.

Because Nextdoor is going public through a business combination instead of an initial public offering, no underwriter has assumed risk in connection with the business combination or conducted due diligence of Nextdoor’s business, operations or financial condition, including review of the disclosure in the private placement transaction materials.

Nextdoor is going public through a business combination. The business combination transaction is not an underwritten initial public offering and, therefore, underwriters have not assumed risk in connection with the business combination. Section 11 of the Securities Act (“Section 11”) imposes liability on parties, including underwriters, involved in a securities offering if the registration statement contains a materially false statement or material omission. To effectively establish a due diligence defense against a cause of action brought pursuant to Section 11, a defendant, including an underwriter, carries the burden of proof to demonstrate that, after reasonable investigation, it believed that the statements in the registration statement were true and that there was no omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading material omissions. In order to meet this burden of proof, underwriters in a registered offering typically conduct extensive due diligence of the registrant, including reviewing the registrant’s disclosure in the registration statement. Such due diligence may include calls with the issuer’s management, review of material agreements, and background checks on key personnel, among other investigations.

Because Nextdoor intends to become publicly traded through a business combination with a special purpose acquisition company rather than through an underwritten offering of its common stock, no underwriter is involved in the transaction. As a result, no underwriter has conducted diligence on Nextdoor in order to establish a due diligence defense with respect to the disclosure presented in the private placement transaction materials. If such investigation had occurred, certain information in this prospectus may have been presented in a different manner or additional information may have been presented at the request of such underwriter. Moreover, no underwriter will be subject to liability to investors in connection with misstatements in the private placement transaction materials. As a result, investors may have less ability to recover damages in connection with litigation arising from the disclosure in the private placement transaction materials.

Additional Risks Related to Ownership of New Nextdoor Class A Common Stock Following the Business Combination and New Nextdoor Operating as a Public Company

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to KVSB prior to the consummation of the Business Combination and New Nextdoor following the consummation of the Business Combination.

The dual class structure of New Nextdoor’s common stock may adversely affect the trading market for its Class A common stock following the closing of the transaction.

S&P Dow Jones and FTSE Russell limit their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, namely, to exclude companies with multiple classes of shares of common stock from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of New Nextdoor’s common stock may prevent the inclusion of New Nextdoor’s Class A common stock in such indices and may cause shareholder advisory firms to publish negative commentary about New Nextdoor’s corporate governance practices or otherwise seek to cause New Nextdoor to change its capital structure. Any such exclusion from indices could result in a less active trading market for New Nextdoor’s Class A common stock. Any actions or publications by shareholder advisory firms critical of Nextdoor’s corporate governance practices or capital structure could also adversely affect the value of New Nextdoor’s Class A common stock.

The dual class structure of New Nextdoor’s common stock will have the effect of concentrating voting power with New Nextdoor’s management and other existing stockholders, which will limit your ability to influence the outcome of important transactions, including a change in control.

New Nextdoor’s Class B common stock has 10 votes per share and its Class A common stock has one vote per share. Following the Business Combination, New Nextdoor stockholders who hold shares of Class B common stock, including certain of New Nextdoor’s executive officers, employees, and directors and their affiliates and other existing stockholders, including the Sponsor, together will hold a substantial majority of the voting power of New Nextdoor’s outstanding capital stock. Because of the 10-to-1 voting ratio between New Nextdoor’s Class B and Class A common stock, the holders of New Nextdoor’s Class B common stock will, following the Business Combination, collectively control a majority of the combined voting power of common stock and therefore will be able to control all matters submitted to New Nextdoor’s stockholders for approval so long as the shares of Class B common stock represent at least 9.1% of all outstanding shares of its Class A and Class B common stock. This concentrated control will limit or preclude your ability to influence the outcome of important corporate matters, including a change in control, for the foreseeable future.

Following the Business Combination, transfers by holders of Class B common stock will generally result in those shares converting to Class A common stock, subject to limited exceptions, such as certain transfers effected for estate planning or charitable purposes. The conversion of Class B common stock to Class A common stock will have the effect, over time, of increasing the relative voting power of those holders of Class B common stock who retain their shares in the long term.

The price of New Nextdoor Class A common stock may be volatile.

Upon consummation of the Business Combination, the price of New Nextdoor common stock, may fluctuate due to a variety of factors, including:

•	actual or anticipated fluctuations in our user growth, retention, engagement, revenue, or other operating results;

•	developments involving New Nextdoor’s competitors;

•	variations between our actual operating results and the expectations of securities analysts, investors, and the financial community;

•	actual or anticipated fluctuations in New Nextdoor’s quarterly or annual operating results;

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any forward-looking financial or operating information we may provide to the public or securities analysts, any changes in this information, or our failure to meet expectations based on this information;

•	publication of research reports by securities analysts about New Nextdoor or its competitors or its industry;

•	the public’s reaction to New Nextdoor’s press releases, its other public announcements and its filings with the SEC;

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additional shares of our common stock being sold into the market by us or our existing stockholders, or the anticipation of such sales, or if existing stockholders subject to a lock-up sell shares into the market when applicable “lock-up” periods end;

•	additions and departures of key personnel;

•	commencement of, or involvement in, litigation involving the combined company;

•	changes in its capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of New Nextdoor common stock available for public sale;

•	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•	announcements by us or estimates by third parties of actual or anticipated changes in the size of our user base or the level of user engagement;

•	changes in operating performance and stock market valuations of technology companies in our industry, including our partners and competitors;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	developments in new legislation and pending lawsuits or regulatory actions, including interim or final rulings by judicial or regulatory bodies; and

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other events or factors, including those resulting from effects of the COVID-19 outbreak, recessions, interest rates, local and national elections, international currency fluctuations, corruption, political instability and acts of war or terrorism.

In addition, extreme price and volume fluctuations in the stock markets have affected and continue to affect many technology companies’ stock prices. Often, their stock prices have fluctuated in ways unrelated or disproportionate to the companies’ operating performance. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and seriously harm our business.

New Nextdoor will have broad discretion in how we may use the net proceeds in connection with the Business Combination, and we may not use them effectively.

We cannot specify with any certainty the particular uses of the net proceeds that we will receive in connection with the Business Combination. Our management will have broad discretion in applying the net proceeds we receive in connection with the Business Combination. We may use the net proceeds for general corporate purposes, including working capital, operating expenses, and capital expenditures. We may use a portion of the net proceeds to acquire complementary businesses, products, services, or technologies. We may also spend or invest these proceeds in a way with which our stockholders disagree. If our management fails to use these funds effectively, our business could be seriously harmed. Pending their use, the net proceeds that we receive in connection with the Business Combination may be invested in a way that does not produce income or that loses value.

New Nextdoor does not intend to pay cash dividends for the foreseeable future.

Following the Business Combination, New Nextdoor currently intends to retain its future earnings, if any, to finance the further development and expansion of its business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of New Nextdoor’s board of directors and will depend on its financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as its board of directors deems relevant. As a result, you may only receive a return on your investment in our Class A common stock if the market price of our Class A common stock increases.

If analysts do not publish research about New Nextdoor’s business or if they publish inaccurate or unfavorable research, New Nextdoor’s stock price and trading volume could decline.

The trading market for New Nextdoor common stock will depend in part on the research and reports that analysts publish about its business. New Nextdoor does not have any control over these analysts. If one or more of the analysts who cover New Nextdoor downgrade its common stock or publish inaccurate or unfavorable research about its business, the price of its common stock would likely decline. If few analysts cover New Nextdoor, demand for its common stock could decrease and its common stock price and trading volume may decline. Similar results may occur if one or more of these analysts stop covering New Nextdoor in the future or fail to publish reports on it regularly.

New Nextdoor may be subject to securities litigation, which is expensive and could divert management attention.

The market price of New Nextdoor common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. New Nextdoor may be the target of this type of litigation in the future. Securities litigation against New Nextdoor could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm its business.

Future resales of common stock after the consummation of the Business Combination may cause the market price of New Nextdoor’s securities to drop significantly, even if New Nextdoor’s business is doing well.

After the consummation of the Business Combination and subject to certain exceptions, the Sponsor and the Nextdoor Stockholders will be contractually restricted from selling or transferring any of its shares of common stock (not including the shares of New Nextdoor Class A common stock issued in the PIPE Investment pursuant to the terms of the Subscription Agreements or purchased in the public market) (the “Lock-up Shares”) for certain periods of time. Under the Proposed Bylaws, and subject to certain customary exceptions, such lockup restrictions applicable to all the Nextdoor Stockholders’ Lock-up Shares begin at the Closing and end on the date that is 180 days following the Closing. Pursuant to the Sponsor lock-up agreement, and subject to certain customary exceptions, such lockup restrictions applicable to the Sponsor Lock-up Shares begin at the Closing and end on the date that is one year following the Closing.

Following the expiration of each lockup, the applicable stockholders will not be restricted from selling shares of New Nextdoor common stock held by them, other than by applicable securities laws. Additionally, the Third Party PIPE Investors will not be restricted from selling any of their shares of our Class A common stock following the closing of the Business Combination, other than by applicable securities laws. As such, sales of a substantial number of shares of New Nextdoor Class A common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of New Nextdoor Class A common stock.

As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in New Nextdoor’s share price or the market price of New Nextdoor common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate the Business Combination, require substantial financial and management resources and increase the time and costs of completing a business combination.

The fact that we are a blank check company makes compliance with the requirements of the Sarbanes- Oxley Act particularly burdensome on us as compared to other public companies because Nextdoor is not currently subject to Section 404 of the Sarbanes-Oxley Act. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those required of Nextdoor as privately held companies. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable to New Nextdoor after the Business Combination. If we are not able to implement the requirements of Section 404, including any additional requirements once we are no longer an emerging growth company, in a timely manner or with adequate compliance, we may not be able to assess whether its internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of New Nextdoor common stock. Additionally, once we are no longer an emerging growth company, we will be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our shares of common stock held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our shares of common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Provisions in our charter documents following the Business Combination and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may limit attempts by our stockholders to replace or remove our current management.

Provisions in our restated certificate of incorporation and restated bylaws following the Business Combination may have the effect of delaying or preventing a merger, acquisition or other change of control of the company that the stockholders may consider favorable. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Among other things, our restated certificate of incorporation and restated bylaws include provisions that:

•	provide that our board of directors is classified into three classes of directors with staggered three-year terms;

•	permit our board of directors to establish the number of directors and fill any vacancies and newly created directorships;

•	require super-majority voting to amend some provisions in our restated certificate of incorporation and restated bylaws;

•	authorize the issuance of “blank check” preferred stock that our board of directors could use to implement a stockholder rights plan;

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provide that only our chairperson of the board of directors, our chief executive officer, the lead independent director or a majority of our board of directors will be authorized to call a special meeting of stockholders;

•	eliminate the ability of our stockholders to call special meetings of stockholders;

•	do not provide for cumulative voting;

•	provide that directors may only be removed “for cause” and only with the approval of two-thirds of our stockholders;

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provide for a dual class common stock structure in which holders of our Class B common stock may have the ability to control the outcome of matters requiring stockholder approval, even if they own significantly less than a majority of the outstanding shares of our common stock, including the election of directors and other significant corporate transactions, such as a merger or other sale of our company or its assets;

•	prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

•	provide that our board of directors is expressly authorized to make, alter, or repeal our bylaws; and

•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

Moreover, Section 203 of the DGCL may discourage, delay, or prevent a change in control of our company. Section 203 imposes certain restrictions on mergers, business combinations, and other transactions between us and holders of 15% or more of our common stock.

Our restated certificate of incorporation following the Business Combination will contain exclusive forum provisions for certain claims, which may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our restated certificate of incorporation following the Business Combination will provide that the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, will be the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the DGCL, our restated certificate of incorporation, or our restated bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine.

Moreover, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our restated certificate of incorporation provides that the federal district courts of the United States will, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, or Federal Forum Provision. Our decision to adopt a Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.

Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholders’ ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, officers, or employees, which may discourage lawsuits against us and our directors, officers, and employees. Alternatively, if a court were to find the choice of forum provision contained in our restated certificate of incorporation or restated bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition, and operating results.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Nextdoor, Inc. (“Nextdoor”) and Kholsa Ventures Acquisition Co. II (“KVSB”). These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of KVSB’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, the registration statement on Form S-4, and other documents filed by KVSB from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Nextdoor and KVSB assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Nextdoor nor KVSB gives any assurance that either Nextdoor or KVSB will achieve its expectations.

Additional Information and Where to Find It / Non-Solicitation

In connection with the proposed transaction, KVSB intends to file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”). The proxy statement will be sent to the stockholders of KVSB. KVSB and Nextdoor also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of KVSB are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by KVSB and Nextdoor through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

KVSB and Nextdoor and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from KVSB’s stockholders in connection with the proposed transaction. Information about KVSB’s directors and executive officers and their ownership of KVSB’s securities is set forth in KVSB’s filings with the SEC. To the extent that holdings of KVSB’s securities have changed since the amounts printed in KVSB’s Registration Statement on Form S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the business combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

These communications do not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.